EXHIBIT 4.5





                                 $285,000,000

                               CREDIT AGREEMENT

                                  DATED AS OF

                                MARCH 24, 1997


                                     among


                       BORG-WARNER SECURITY CORPORATION,


                          THE LENDERS LISTED HEREIN,
                                  as Lenders,

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Documentation Agent,

                              NATIONSBANK, N.A.,
                             as Syndication Agent,

                                      and

                            BANKERS TRUST COMPANY,
                            as Administrative Agent


                       BORG-WARNER SECURITY CORPORATION

                               CREDIT AGREEMENT
                          Dated as of March 24, 1997








                               TABLE OF CONTENTS

                                                                          Page

      Introduction.......................................................... 1
      Recitals.............................................................. 1


                                  SECTION 1.

Definitions................................................................  2
      1.1  Certain Defined Terms...........................................  2
      1.2  Accounting Terms; Utilization of GAAP for Purposes of
           Calculations Under Agreement.................................... 22
      1.3  Other Definitional Provisions................................... 22

                                  SECTION 2.

Amounts and Terms of Commitments and Loans; Notes; Letters of Credit....... 23
      2.1  Loans and Notes................................................. 23
      2.2  Interest on the Loans........................................... 26
      2.3  Fees............................................................ 31
      2.4  Prepayments and Payments; Reductions in Commitments............. 31
      2.5  Use of Proceeds................................................. 36
      2.6  Special Provisions Governing Eurodollar Rate Loans.............. 36
      2.7  Capital Adequacy Adjustment..................................... 41
      2.8  Taxes........................................................... 42
      2.9  Letters of Credit............................................... 43
      2.10 Replacement of Lender........................................... 50

                                  SECTION 3.

Conditions to Loans and Letters of Credit.................................. 51
      3.1  Conditions to the Initial Loans................................. 51
      3.2  Conditions to All Loans......................................... 56
      3.3  Conditions to Letters of Credit................................. 57

                                  SECTION 4.

Company's Representations and Warranties................................... 57
      4.1  Organization, Powers, Good Standing, Business and Subsidiaries.. 57
      4.2  Authorization of Borrowing, etc................................. 58
      4.3  Financial Condition............................................. 59
      4.4  No Material Adverse Change; No Stock Payments................... 59
      4.5  Title to Properties; Liens...................................... 60
      4.6  Litigation; Adverse Facts....................................... 60
      4.7  Payment of Taxes................................................ 60
      4.8  Materially Adverse Agreements; Performance of Agreements........ 60
      4.9  Governmental Regulation......................................... 61
      4.10 Securities Activities........................................... 61
      4.11 Employee Benefit Plans.......................................... 61
      4.12 Patents, Trademarks, etc........................................ 62
      4.13 Certain Fees.................................................... 62
      4.14 Environmental Matters........................................... 62
      4.15 Disclosure...................................................... 64

                                  SECTION 5.

Company's Affirmative Covenants............................................ 64
      5.1  Financial Statements and Other Reports.......................... 64
      5.2  Corporate Existence, etc........................................ 68
      5.3  Payment of Taxes and Claims; Tax Consolidation.................. 69
      5.4  Maintenance of Properties; Insurance............................ 69
      5.5  Inspection; Lender Meeting; Confidentiality..................... 69
      5.6  Equal Security for Obligations; No Further Negative Pledges..... 70
      5.7  Compliance with Laws, etc....................................... 70
      5.8  Environmental Disclosure and Inspection......................... 70
      5.9  Hazardous Materials; Remedial Action............................ 71
      5.10 BW-Other Corporation............................................ 72
      5.11 Further Assurances as to Future Material Subsidiaries........... 72
      5.12 FOCI Matters.................................................... 72

                                  SECTION 6.

Company's Negative Covenants............................................... 73
      6.1  Indebtedness.................................................... 73
      6.2  Liens........................................................... 75
      6.3  Investments..................................................... 76
      6.4  Contingent Obligations.......................................... 77
      6.5  Restricted Junior Payments...................................... 78
      6.6  Financial Covenants............................................. 79
      6.7  Restriction on Fundamental Changes.............................. 84
      6.8  Sales and Leasebacks............................................ 85
      6.9  Sale or Discount of Receivables................................. 86
      6.10 Transactions with Shareholders and Affiliates................... 86
      6.11 Disposal of Subsidiary Stock.................................... 86
      6.12 Conduct of Business............................................. 87
      6.13 Amendments or Waivers Relating to Subordinated Indebtedness..... 87
      6.14 Designation of Senior Indebtedness.............................. 87
      6.15 Fiscal Year..................................................... 88

                                  SECTION 7.

Events of Default.......................................................... 88
      7.1  Failure to Make Payments When Due............................... 88
      7.2  Default in Other Agreements..................................... 88
      7.3  Breach of Certain Covenants..................................... 89
      7.4  Breach of Warranty.............................................. 89
      7.5  Other Defaults Under Agreement or Loan Documents................ 89
      7.6  Involuntary Bankruptcy; Appointment of Receiver, etc............ 89
      7.7  Voluntary Bankruptcy; Appointment of Receiver, etc.............. 89
      7.8  Judgments and Attachments....................................... 90
      7.9  Dissolution..................................................... 90
      7.10 Employee Benefit Plans.......................................... 90
      7.11 Invalidity of Guaranties........................................ 90
      7.12 Failure of Security............................................. 91
      7.13 Change in Control............................................... 91
      7.14 Receivables Facilities.......................................... 91

                                  SECTION 8.

Agents..................................................................... 93
      8.1  Appointment..................................................... 93
      8.2  Powers; General Immunity........................................ 93
      8.3  Representations and Warranties; No Responsibility For
           Appraisal of Creditworthiness................................... 95
      8.4  Right to Indemnity.............................................. 95
      8.5  Registered Persons Treated as Owner............................. 95
      8.6  Successor Agents................................................ 96
      8.7  Loan Guaranties and Collateral Documents........................ 96

                                  SECTION 9.

Miscellaneous.............................................................. 96
      9.1  Assignments and Participations in Loans and Letters of Credit... 96
      9.2  Expenses........................................................ 99
      9.3  Indemnity.......................................................100
      9.4  Set Off.........................................................100
      9.5  Ratable Sharing.................................................101
      9.6  Amendments and Waivers..........................................101
      9.7  Independence of Covenants.......................................103
      9.8  Notices.........................................................103
      9.9  Survival of Warranties and Certain Agreements...................103
      9.10 Failure or Indulgence Not Waiver; Remedies Cumulative...........104
      9.11 Severability....................................................104
      9.12 Obligations Several; Independent Nature of Lenders' Rights......104
      9.13 Headings........................................................104
      9.14 APPLICABLE LAW..................................................104
      9.15 Successors and Assigns; Subsequent Holders of Notes.............104
      9.16 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY
           TRIAL...........................................................105
      9.17 Counterparts; Effectiveness.....................................106
      9.18 Certain Agreements..............................................106

Signatures.................................................................S-1


                                   SCHEDULES

Schedule 1.1    --  Subsidiaries
Schedule 2.1A   --  Lenders' Commitments and Pro Rata Shares
Schedule 2.9    --  Existing Letters of Credit
Schedule 4.1C   --  Conduct of Business
Schedule 6.1    --  Existing Indebtedness
Schedule 6.2    --  Existing Liens
Schedule 6.3    --  Existing Investments
Schedule 6.4    --  Existing Contingent Obligations
Schedule A      --  Credit Agreement Disclosure Schedule


                                   EXHIBITS

I       --    Form of Notice of Borrowing
II      --    Form of Notice of Conversion/Continuation
III     --    Form of Note
IV      --    Form of Compliance Certificate
V       --    Form of Opinion of Company's Special Counsel
VI      --    Form of Opinion of Company's General Counsel
VII     --    Form of Opinion of O'Melveny & Myers LLP
VIII    --    Form of Company Pledge Agreement
IX      --    Form of Borg-Warner Subsidiary Guaranty
X       --    Form of Borg-Warner Subsidiary Pledge Agreement
XI      --    Form of Financial Condition Certificate
XII     --    Form of Assignment Agreement
XIII    --    Form of Letter of Credit Request
XIV     --    Form of Consolidated Excess Cash Flow Calculation



                               CREDIT AGREEMENT
                          Dated as of March 24, 1997



            This Credit Agreement is dated as of March 24, 1997 and entered into by and among Borg-Warner Security Corporation, a Delaware corporation ("Company"), as Company, the Lenders listed on the signature pages hereof, as Lenders, Canadian Imperial Bank of Commerce, acting through one or more of its agencies, branches or affiliates ("CIBC"), as documentation agent ("Documentation Agent"), NationsBank, N.A. ("NationsBank"), as syndication agent ("Syndication Agent"), and Bankers Trust Company ("Bankers"), as administrative agent for Lenders ("Administrative Agent").



                                   RECITALS

            WHEREAS, the Company, as borrower, the lenders party thereto, as lenders, Bank of America Illinois, The Bank of New York and The Bank of Nova Scotia, as lead managers, CIBC INC., NationsBank, N.A. and Bankers Trust Company, as co-agents, and Bankers Trust Company, as administrative agent, are parties to that certain Credit Agreement dated as of January 27, 1993, as amended (the "Existing Revolving Credit Agreement"), pursuant to which such lenders have made loans to Company;

            WHEREAS, the Company, as borrower, the financial institutions party thereto and The Long-Term Credit Bank of Japan, Ltd., as agent, are parties to that certain Credit Agreement dated as of January 27, 1993, as amended (the "Existing L/C Agreement"), pursuant to which such financial institutions have agreed to issue letters of credit for the benefit of Company;

            WHEREAS, the Company, as borrower, the lenders party thereto, as lenders, NationsBank, N.A., as documentation agent, and Bankers Trust Company, as agent, are parties to that certain Credit Agreement dated as of October 16, 1995, as amended (the "Existing Term Loan Agreement"), pursuant to which such lenders have made loans to Company;

            WHEREAS, the Company has requested Lenders to make available to Company credit facilities to be used, together with the proceeds of an offering of up to $125,000,000 of senior subordinated notes (the "New Senior Subordinated Notes"), to repay in full its outstanding indebtedness under the Existing Term Loan Agreement and the Existing Revolving Credit Agreement and to replace all outstanding letters of credit under the Existing L/C Agreement (collectively, the "Refinancings");

            WHEREAS, to induce Lenders to make available to Company the credit facilities provided for in this Agreement, certain Subsidiaries of Company are willing to guaranty the obligations of Company with respect to the credit facilities provided by Lenders; and

            WHEREAS, Company is willing to secure its obligations under this Agreement by pledging certain intercompany Indebtedness and the capital stock of certain of its Subsidiaries, and certain of its Subsidiaries are willing to secure Company's obligations and their obligations under the Loan Documents by pledging certain intercompany Indebtedness, the capital stock of certain of their Subsidiaries and the shares of the Armored Joint Venture;

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Documentation Agent, Syndication Agent and Administrative Agent agree as follows:


                                  SECTION 1.

                                  Definitions

      1.1   Certain Defined Terms

            The following terms used in this Agreement shall have the following meanings:

            "Adjusted Consolidated Capital Expenditure Amount" means, without duplication, for any period, the sum of (i) the Consolidated Capital Expenditures in such period plus (ii) an amount equal to 50% of the Alarm Installation Costs originated in such period which are sold in connection with the Alarm Services Contract Securitization Facility plus (iii) an amount equal to 100% of the Alarm Installation Costs originated in such period which are treated as sales-type leases which are not sold in connection with the Alarm Services Contract Securitization Facility.

            "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date, the rate (rounded upward to the next highest one hundredth of one percent) obtained by dividing (i) the Eurodollar Rate for that date by
(ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

            "Administrative Agent" means Bankers and any successor thereto appointed pursuant to subsection 8.6.

            "Affected Lender" means any Lender affected by any of the events described in subsections 2.6B or 2.6C.

            "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agent" means, as the context so requires, any or all of the Administrative Agent, Syndication Agent, Documentation Agent and/or Collateral Agent.

            "Agreement" means this Credit Agreement dated as of March 24, 1997, as it may be amended, supplemented or otherwise modified from time to time.

            "Alarm Installation Costs" means the costs allocated to a subscriber installation in connection with the original installation of an alarm system, including without limitation all charges for materials and for the labor associated with such installation.

            "Alarm Services Contract Securitization Facility" means that certain Master Program Agreement for Blind Sale and Assignment of Equipment Leases, dated as of March 29, 1996 by and between Advanta Business Services Corp., a Delaware corporation, and Wells Fargo Alarm Services, Inc., a Delaware corporation, as such Alarm Services Contract Securitization Facility is in effect as of Closing Date and as it may hereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

            "Armored Joint Venture" means Loomis, Fargo & Co. a Delaware corporation which owns the assets and conducts the operations formerly owned and conducted by each of Old Armored and its Subsidiaries and Loomis Holding Corporation and its Subsidiaries.

            "Asset Sale" means the sale, lease, assignment or other transfer for value ("transfer") by Company or any of its Subsidiaries to any Person, whether in a single transaction or a series of related transactions (other than to Company or any of its Subsidiaries) of (i) any of the stock of any of Company's Subsidiaries; (ii) all or substantially all of the assets of any division or line of business of Company or any of its Subsidiaries; or (iii) any other assets or rights having a book value or market value in excess of $2,000,000 other than in each case (A) the transfer in the ordinary course of business of personal property held for transfer in the ordinary course of business of Company or any of its Subsidiaries, and (B) the transfer of notes, accounts receivable, contracts, leases or other receivables to the extent transferred in connection with the Receivables Facilities.

            "Bankers" has the meaning assigned to that term in the introduction to this Agreement.

            "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

            "Base Rate" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

            "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

            "Borg-Warner Guarantor Subsidiaries" means the Borg-Warner Subsidiaries identified as such on Schedule 1.1 annexed hereto, such list in any event to include all Material Subsidiaries of Company excluding, however, any Subsidiaries for which the guaranty of the Obligations may cause adverse tax consequences for Company or may violate applicable laws.

            "Borg-Warner Pledged Subsidiaries" means the Borg-Warner Subsidiaries identified as such or as "Foreign Pledged Subsidiaries" on
Schedule 1.1 annexed hereto, such list in any event to include all Material Subsidiaries of Company excluding, however, any "Foreign Pledged Subsidiaries" to the extent that such pledge may cause adverse tax consequences for Company or may violate applicable laws.

            "Borg-Warner Subsidiaries" means the Subsidiaries of Company which are listed on Schedule 1.1 annexed hereto.

            "Borg-Warner Subsidiary Guaranty" means the Guaranty Agreement to be executed and delivered by the Borg-Warner Guarantor Subsidiaries, substantially in the form of Exhibit IX annexed hereto, as such Borg-Warner Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

            "Borg-Warner Subsidiary Pledge Agreement" means the Pledge Agreement to be executed and delivered by the Borg-Warner Guarantor Subsidiaries, substantially in the form of Exhibit X annexed hereto, pursuant to which certain shares of capital stock of the Borg-Warner Pledged Subsidiaries, the shares of the Armored Joint Venture and certain intercompany debt obligations held by such Borg-Warner Guarantor Subsidiaries shall be pledged by them to Collateral Agent for the benefit of the Lenders to secure payment of Company's obligations and their obligations under the Loan Documents, as such Borg-Warner Subsidiary Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

            "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Illinois or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

            "BW-Other Corporation" means the direct and indirect subsidiaries of BW-Other Corporation, a Delaware corporation, prior to its liquidation into Company, including without limitation Borg-Warner Equities Corporation, Borg-Warner Equities Corporation of California, Borg-Warner Equities Corporation of Monterey, Inc., NAL II, Ltd., Borg-Warner Insurance Holding Corporation and Centaur Insurance Company.

            "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Cash" means money, currency or a credit balance in a Deposit
Account.

            "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group, a division of the McGraw Hill Companies ("S&P"), or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, and (b) has the highest rating obtainable from either S&P or Moody's.

            "Centaur" means Centaur Insurance Company, an Illinois corporation and one of the BW-Other Corporations.

            "Centaur Settlement Amount" means all amounts paid or contributed by Company to Centaur or directly or indirectly paid by Company on behalf of Centaur, in each case on or after the effective date of this Agreement for the purpose of settling litigation pending against Centaur or against Company but relating to Centaur; provided that the aggregate amount of all such payments does not exceed the amount disclosed in writing by Company to Agents and approved by Agents as of the effective date of this Agreement.

            "CIBC" has the meaning assigned to that term in the introduction to this Agreement.

            "Closing Date" means the date on or before March 25, 1997, on which the initial Loans are made.

            "Collateral" means, collectively, (i) the capital stock of the Borg-Warner Pledged Subsidiaries, the intercompany Indebtedness and the common stock of the Armored Joint Venture, in each case as pledged under the Pledge Agreements, and (ii) all other property, including proceeds, made subject to a Lien pursuant to the Collateral Documents.

            "Collateral Agent" means Bankers acting in the capacity of collateral agent under the applicable Collateral Documents on behalf of Lenders.

            "Collateral Documents" means the Pledge Agreements and all other instruments or documents now or hereafter delivered by Company or any Borg-Warner Guarantor Subsidiary in order to grant to Collateral Agent Liens on any Collateral for the benefit of the Lenders.

            "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or its Subsidiaries in the ordinary course of business of Company or any such Subsidiary.

            "Commitment" or "Commitments" means the commitment or commitments of a Lender or Lenders as set forth in subsection 2.1A.

            "Commitment Fee Percentage" means (i) from the Closing Date through but excluding the first date following the first anniversary of the Closing Date on which the Company delivers a Compliance Certificate pursuant to subsection 5.1(iv)(b), 0.375% per annum and (ii) on and after the first date following the first anniversary of the Closing Date on which the Company delivers a Compliance Certificate pursuant to subsection 5.1(iv)(b) through maturity, the per annum Commitment Fee Percentage set forth in the table below opposite Company's Interest Coverage Ratio for the four fiscal quarters ending as of the last day of the fiscal quarter immediately preceding the fiscal quarter during which the determination is being made as set forth in the Compliance Certificate delivered pursuant to subsection 5.1(iv)(b) of the Credit Agreement, any required adjustment to become automatically effective on the next succeeding Business Day following receipt by the Administrative Agent of such Compliance Certificate:

Interest Coverage Ratio                              Commitment Fee Percentage
-------------------------------------------------    --------------------------
Less than 2.25:1.00                                  0.50%
Equal to or greater than 2.25:1.00 but less than     0.375%
2.75:1.00
Equal to or greater than 2.75:1.00                   0.25%


If Company fails to deliver a Compliance Certificate by the time required by subsection 5.1(iv), from such time the Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, the Commitment Fee Percentage shall be automatically adjusted to 0.50% per annum.

            "Common Stock" means the Common Stock and Non-Voting Common Stock of Company, each series with a par value of $.01 per share.

            "Company" has the meaning assigned to that term in the introduction to this Agreement.

            "Company Pledge Agreement" means the Pledge Agreement by and between Company and Collateral Agent, substantially in the form of Exhibit VIII annexed hereto, as such Company Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

            "Company Securities" means the Preferred Stock of Company, $.01 par value per share, and Common Stock, collectively.

            "Compliance Certificate" means a certificate substantially in the form annexed hereto as Exhibit IV delivered to Lenders by Company pursuant to subsection 5.1(iv).

            "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether in cash or accrued as liabilities) by Company and its Consolidated Subsidiaries during such period that, in conformity with GAAP, are included or required to be included in the property, plant or equipment reflected in the consolidated balance sheet of Company and its Consolidated Subsidiaries.

            "Consolidated EBITDA" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income excluding extraordinary items, (ii) provisions for taxes based on income,
(iii) Consolidated Interest Expense, (iv) to the extent Consolidated Net Income has been reduced thereby, amortization expense, depreciation expense and other non-cash expenses, and (v) other non-cash items reducing Consolidated Net Income less non-cash items (other than those items relating to sales-type leases) increasing Consolidated Net Income, all as determined on a consolidated basis for Company and its Consolidated Subsidiaries in conformity with GAAP.

            "Consolidated Excess Cash Flow" means, for any period, the sum of
(x) Company's "net cash provided by (used in) operating activities" plus (y) Company's "net cash provided by (used in) investing activities", such amounts to be determined in a manner consistent with Company's practices as of the date of this Agreement for the preparation of its consolidated statement of cash flows as reflected on Exhibit XIV annexed hereto with such changes as may be required in accordance with GAAP or as may be approved by Requisite Lenders; provided, that Company may exclude Net Cash Proceeds of Asset Sales from inclusion in the foregoing clauses (x) or (y) to the extent that such Net Cash Proceeds are being held for reinvestment in accordance with subsection 2.4A(ii)(a), minus, without duplication, (i) voluntary and scheduled repayments of Funded Debt made by Company which result in a permanent reduction of Company's Indebtedness, and (ii) to the extent such amounts have been included in the foregoing clauses (x) and (y), amounts equal to the sum of (1) Net Cash Proceeds of Asset Sales applied to the prepayment of Loans pursuant to subsection 2.4A(ii)(a) of this Agreement, (2) net cash proceeds received from the sale or discount of notes, accounts receivable, contracts, leases or other receivables to the extent sold or discounted in connection with the Alarm Services Contract Securitization Facility and (3) Net Reversion Amounts applied to the prepayment of Loans pursuant to subsection 2.4A(ii)(c) of this Agreement.

            "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Consolidated Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Consolidated Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and with respect to any sale, discount or other financing of receivables and net costs under Interest Rate Agreements but excluding, however, the amortization of the costs of issuance and original issuance discount related to the 9 1/8% Subordinated Notes, the New Senior Subordinated Notes and any fees or other similar financing costs payable in connection with the Existing Term Loan Agreement, the Receivables Facilities, the Existing L/C Agreement, the Existing Revolving Credit Agreement or this Agreement which are capitalized by Company.

            "Consolidated Net Income" means, for any period, the net income
(or loss) of Company and its Consolidated Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and
(iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan.

            "Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Company and its Consolidated Subsidiaries and Joint Ventures on a consolidated basis calculated in conformity with GAAP, excluding all effects of foreign currency exchange adjustments under FASB No. 52.

            "Consolidated Subsidiaries" means all Subsidiaries of Company other than BW-Other Corporation.

            "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Currency Agreements or Interest Rate Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and
(b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (z) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (x) or
(y) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

            "Contractual Obligation", as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Company or any of its Consolidated Subsidiaries against fluctuations in currency values; provided that the counterparty to any such agreement shall be a Lender or any of its Affiliates or ML & Co. or any of its Affiliates or any other Person reasonably acceptable to Agents and Requisite Lenders.

            "Defense Investigative Service Letter" means that certain letter from J. William Leonard, Assistant Deputy Director (Industrial Security) of Defense Investigative Service to Joseph Adorjan, President of Company.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Discontinued Operations" means BW-Other Corporation, the courier services business unit and all other entities treated as discontinued operations in accordance with GAAP.

            "Division" means any of the guard services or alarm services business units of Company.

            "Dollars" and the sign "$" means the lawful money of the United States of America.

            "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender and any Affiliate of any Lender; provided that no Affiliate of Company shall be an Eligible Assignee.

            "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by any Loan Party or any of its ERISA Affiliates.

            "Environmental Claim" means any written notice of violation, claim, demand or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (whether sudden or non-sudden or accidental or non-accidental), of, or exposure to, any Hazardous Material, in, into or onto the environment at, in, by, from or related to any Facility, (ii) the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Facility, or (iii) the violation, or alleged violation, of any statutes, ordinances, orders, rules, regulations, permits or licenses of or from any governmental authority, agency or court relating to Hazardous Materials with respect to the Facilities.

            "Environmental Laws" means all laws relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to Company or any of its Subsidiaries or any or their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

            "ERISA Affiliate", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. After Company's spin-off of Borg-Warner Automotive, Inc., Borg-Warner Automotive, Inc. and its Subsidiaries shall not be ERISA Affiliates of Company with respect to events occurring after such spin-off unless the Company is liable under the Code or ERISA with respect to such event.

            "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan which is not subject to the provision for waiver of the 30-day notice requirement to the PBGC (excluding a reportable event described in PBGC Regulation Section 2615.23 arising out of the Company's spin-off of Borg-Warner Automotive, Inc.); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make on its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by a Loan Party or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on a Loan Party or any of its ERISA Affiliates pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of a Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by a Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on a Loan Party or any of its ERISA Affiliates of any material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Sections 409, 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan;
(ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof for which any Loan Party or any of its ERISA Affiliates may be liable, or against any Loan Party or any of its ERISA Affiliates in connection with any such plan which could reasonably be expected to be successful; (x) the receipt from the Internal Revenue Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to fail to qualify for exemption from taxation under Section 401(a) of the Internal Revenue Code if the resulting fines, penalties and related charges could reasonably be expected to be material; or (xi) the imposition of a Lien pursuant to Sections 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

            "Eurodollar Rate" means, for any Interest Rate Determination Date, the arithmetic average (rounded upwards to the nearest 1/100 of 1%) of the offered quotation, if any, to first class banks in the Eurodollar market by each of the Reference Lenders for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan of that Reference Lender for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) two Business Days prior to the commencement of such Interest Period. If any Reference Lender fails to provide its offered quotation to Administrative Agent, the Eurodollar Rate shall be determined on the basis of the offered quotation(s) by the other Reference Lender(s).

            "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

            "Event of Default" means each of the events set forth in Section 7.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "Existing Indebtedness" means outstanding Indebtedness of Company and its Consolidated Subsidiaries listed in Schedule 6.1 annexed hereto.

            "Existing L/C Agreement" has the meaning assigned to that term in the introduction to this Agreement.

            "Existing Letters of Credit" means the letters of credit listed on
Schedule 2.9 annexed hereto (but not any refinancings, renewals or extensions thereof).

            "Existing Revolving Credit Agreement" has the meaning assigned to that term in the introduction to this Agreement.

            "Existing Term Loan Agreement" has the meaning assigned to that term in the introduction to this Agreement.

            "Facility" or "Facilities" means, as at any date of determination, any and all real property (including all buildings, fixtures or other improvements located thereon) owned, leased or operated by Company or any of its Subsidiaries as at such date.

            "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

            "Fiscal Year" means the fiscal year of Company and its Subsidiaries ended on December 31 of each calendar year.

            "Foreign Entity" means any Subsidiary of Company or Joint Venture of Company either (i) more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside of the United States of America or (ii) which is a "controlled foreign corporation" within the meaning of Section 952 of the Internal Revenue Code.

            "Funded Debt", as applied to any Person, means all Indebtedness of that Person that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of the debtor to a date more than one year from (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

            "Funding Date" means the date of the funding of a Loan.

            "GAAP" means, subject to the limitations on application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

            "Government Acts" has the meaning assigned to that term in subsection 2.9H.

            "Guarantor" means the Borg-Warner Guarantor Subsidiaries under the applicable Loan Guaranty.

            "Hazardous Materials" means (i) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (a) pose a hazard to any property of Company or any of its Subsidiaries or to Persons on or about such property or (b) cause such property to be in violation of any Environmental Laws, (ii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million;
(iii) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, without limitation, Environmental Laws, and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction over Company or any of its Subsidiaries or any of their respective properties.

            "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, whether or not evidenced by a promissory note, draft or similar instrument, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

            "Industry Standards" has the meaning assigned to that term in subsection 5.4.

            "Interest Coverage Ratio" means the ratio of Consolidated EBITDA to Consolidated Interest Expense.

            "Interest Payment Date" means, with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include each Interest Period Anniversary Date for such Interest Period.

            "Interest Period" means any interest period applicable to a Loan as determined pursuant to subsection 2.2B.

            "Interest Period Anniversary Date" means, for each Interest Period applicable to a Eurodollar Rate Loan that is longer than three months, each three-month anniversary of the commencement of that Interest Period.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates; provided that the counterparty to any such agreement shall be a Lender or any of its respective Affiliates or ML & Co. or any of its Affiliates or any other Person reasonably acceptable to Agents; provided further that the calculation of payments for early termination shall be made on a reasonable basis in accordance with customary industry practices.

            "Interest Rate Determination Date" means each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date for any Interest Period shall be the second Business Day prior to the first day of such Interest Period for any Eurodollar Rate Loan.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "Investment", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other Securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such investment.

            "Issuing Lender" means, with respect to any Letter of Credit, any Lender, including the Agents, that issues such Letter of Credit determined as provided in subsection 2.9.

            "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

            "Lender" and "Lenders" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

            "Letter of Credit" means any of the Commercial Letters of Credit or Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 2.9 and for the purposes described in subsection 2.5C.

            "Letter of Credit Request" means a request substantially in the form of Exhibit XIII annexed hereto with respect to a proposed issuance of a Letter of Credit.

            "Letter of Credit Usage" means, with respect to any Letter of Credit, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under such Letter of Credit then outstanding plus (ii) the aggregate amount of all drawings under such Letter of Credit honored by any Issuing Lender and not theretofore reimbursed by Company.

            "Lien" means any lien, mortgage, deed of trust, deed to secure debt, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

            "Loan" or "Loans" means one or more of the loans made by Lenders to Company pursuant to subsection 2.1A.

            "Loan Documents" means this Agreement, the Letters of Credit and applications for such Letters of Credit, the Notes, the Loan Guaranties and the Collateral Documents.

            "Loan Guaranties" means the Borg-Warner Subsidiary Guaranty.

            "Loan Parties" means Company and the Borg-Warner Subsidiaries, collectively.

            "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, prospects or condition (financial or otherwise) of Company and its Consolidated Subsidiaries taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform its obligations under any Loan Document or of any Agent or any Lender to enforce or collect the Obligations, including the obligation of any Loan Party to perform its guaranty of the Obligations.

            "Material Subsidiary" means (i) each Subsidiary of Company identified as a "Material Subsidiary" on Schedule 1.1 annexed hereto; (ii) any other Subsidiary of Company now existing or hereafter acquired or formed by Company which (x) for the most recent fiscal year of Company commencing on or after January 1, 1996 accounted for more than 3% of the consolidated revenues of Company, or (y) as at the end of such fiscal year, was the owner of more than 3% of the consolidated assets, all as shown on the consolidated financial statements of Company for such fiscal year; and (iii) any other Subsidiary so designated by Company, by an Officers' Certificate delivered to Administrative Agent, together with the documents required pursuant to subsection 5.11.

            "Maturity Date" means March 31, 2002.

            "ML & Co." or "ML" means Merrill Lynch & Co., Inc., a Delaware corporation.

            "MLCP" means Merrill Lynch Capital Partners, Inc., a Delaware corporation.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 3(37) of ERISA to which Company or any of its ERISA Affiliates is contributing or ever has contributed or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

            "NationsBank" has the meaning assigned to that term in the introduction to this Agreement.

            "Net Cash Proceeds" means, in the case of any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) received from an Asset Sale, net of costs of sale (including without limitation payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) secured by a Lien on the asset or assets which are the subject of such Asset Sale and required to be repaid under the terms thereof as a result of such Asset Sale) and taxes paid or payable within two years of the date of such Asset Sale as a result thereof.

            "New Senior Subordinated Notes" means Company's $125,000,000 in initial aggregate principal amount of 9 5/8% new Senior Subordinated Notes due March 15, 2007.

            "New Senior Subordinated Note Indenture" means the indenture pursuant to which the New Senior Subordinated Notes were issued, as such indenture may be amended from time to time to the extent permitted under this Agreement.

            "9 1/8% Subordinated Notes" means Company's $150,000,000 in initial aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2003.

            "9 1/8% Subordinated Note Indenture" means the indenture pursuant to which the 9 1/8% Subordinated Notes were issued, as such indenture may be amended from time to time to the extent permitted under this Agreement.

            "Notes" means the promissory notes of Company issued pursuant to subsection 2.1E and in substantially the form of Exhibit III annexed hereto.

            "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto with respect to a proposed borrowing.

            "Notice of Conversion/
Continuation" means a notice substantially in the form of Exhibit II annexed hereto with respect to a proposed conversion or continuation.

            "Obligations" means all obligations of every nature of Company and its Subsidiaries from time to time owed to Agents or Lenders or any of them under the Loan Documents. Time is of the essence in the performance of all Obligations, except as otherwise expressly provided in this Agreement.

            "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its Chief Executive Officer or its President or one of its Vice Presidents and by its Chief Financial Officer, its Chief Accounting Officer, its Treasurer or its Assistant Treasurer; provided that any Officers' Certificate required to be delivered by Company on the Closing Date may be executed on behalf of Company by any one of the foregoing officers; and provided further that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

            "Old Armored" means Wells Fargo Armored Service Corporation, a Delaware corporation.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

            "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            "Permitted Acquisitions" has the meaning assigned to that term in subsection 6.7(ii).

            "Permitted Encumbrances" means the following types of Liens (other than any Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3;

                  (ii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (iv) (y) Any attachment or judgment Lien not in excess of $1,000,000 (exclusive of any amount adequately covered by insurance as to which the insurance company has acknowledged coverage); and (z) any other attachment or judgment Lien unless the judgment it secures shall, within 60 days after the entry thereof, not have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                  (v) Leases or subleases granted to others not interfering in any material respect with the business of Company or any of its Subsidiaries;

                  (vi) Easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company and its Consolidated Subsidiaries, taken as a whole;

                  (vii) Any interest or title of a lessor under any lease permitted by this Agreement;

                  (viii) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement; and

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

            "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "Pledge Agreements" means Company Pledge Agreement and the Borg-Warner Subsidiary Pledge Agreement; provided that none of Company or any Borg-Warner Subsidiary shall be required to pledge more than 65% of the shares of capital stock of any Subsidiary which is a Foreign Entity or be required to guaranty any of the Loans or pledge the shares of capital stock of any Subsidiary otherwise required to be pledged as collateral to the extent that such guaranty or pledge would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Internal Revenue Code that would trigger an increase in income of any United States shareholder of the guarantor or pledgor of such collateral pursuant to Section 951 (or a successor provision) of the Internal Revenue Code.

            "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

            "Prime Rate" means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Pro Rata Share" means, with respect to the Commitments of any Lender, the percentage designated as such Lender's Pro Rata Share set forth opposite the name of such Lender in Schedule 2.1A annexed hereto.

            "Receivables Facilities" means the Trade Receivables Facility and the Alarm Services Contract Securitization Facility.

            "Reference Lenders" means the Agents.

            "Register" has the meaning assigned to that term in subsection 2.1D(i).

            "Refinancings" has the meaning assigned to that term in the introduction to this Agreement.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "Reinvested Asset Sale Proceeds" means the amount of Net Cash Proceeds of Asset Sales received by Company and its Subsidiaries which Net
Cash Proceeds are reinvested in like assets or in other assets used in the business of Company and its Consolidated Subsidiaries within twelve months of the receipt of such Net Cash Proceeds up to a maximum aggregate amount of Reinvested Asset Sale Proceeds of $10,000,000 in any Fiscal Year. Notwithstanding the foregoing, if Company and its Subsidiaries have not used any portion of such $10,000,000 in any Fiscal Year (such unused portion being referred to as the "Unused Reinvestment Amount"), Company and its Subsidiaries may, in the immediately succeeding Fiscal Year, reinvest Net Cash Proceeds of Asset Sales in like assets or other assets used in the business of Company and its Consolidated Subsidiaries in an amount equal to $10,000,000 plus the cumulative amount of any Unused Reinvestment Amount; provided, that the maximum aggregate amount of all Reinvested Asset Sale Proceeds since the Closing Date shall not exceed $35,000,000.

            "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration in, by or from or related to any Facility into the indoor or outdoor environment, including the movement of any Hazardous Materials through the air, soil, surface water, groundwater or property.

            "Requisite Lenders" means Lenders having more than 50% of the Commitments or, if the Commitments have been terminated, Lenders having more than 50% of the aggregate principal amount of the Loans and Letter of Credit Usage.

            "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding.

            "Scheduled Commitment Reductions" means scheduled reductions of Commitments pursuant to subsection 2.4H(ii).

            "Scheduled Commitments Reduction Amount" means, with respect to the mandatory reductions of the Commitments required to be made pursuant to subsection 2.4H(ii), for each date set forth below, the correlative amount set forth opposite thereto, as adjusted by operation of the following sentence:

                                            Scheduled Commitments
           Date                               Reduction Amount
           ----                             ---------------------
      September 30, 1999                           $ 10,000,000
      March 31, 2000                                 10,000,000
      September 30, 2000                             10,000,000
      March 31, 2001                                 15,000,000
      September 30, 2001                             15,000,000
      March 31, 2002                                225,000,000
                                                   ------------
                                                   $285,000,000

On any date the Commitments are permanently reduced pursuant to subsection 2.4G or subsection 2.4H, the amount reduced shall be applied pro rata to reduce the amounts set forth above.

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness incurred by any Foreign Entity or Joint Venture to which Company or any of its Subsidiaries is a party for working capital and general business purposes,
(ii) obligations of Company or any of its Subsidiaries with respect to capital calls or similar requirements in respect of Joint Ventures to which Company or such Subsidiary is a party, (iii) workers' compensation liabilities of Company or any of its Subsidiaries, (iv) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (v) Indebtedness in respect of industrial revenue or development bonds or financings, (vi) obligations with respect to leases, (vii) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom or practice in the industry, or (viii) Indebtedness or any other obligation of Company or any of its Subsidiaries incurred in the ordinary course of its business and permitted under this Agreement.

            "Stonington" means Stonington Partners, L.P., a Delaware limited partnership.

            "Subordinated Indebtedness" means the 9 1/8% Subordinated Notes and the New Senior Subordinated Notes and any other unsecured Indebtedness of Company which is subordinated in right of payment to the Obligations on terms and conditions, including, without limitation, with respect to maturities, covenants, defaults, remedies and subordination provisions, which are reasonably acceptable to Agents and Requisite Lenders.

            "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

            "Total Utilization of Commitments" means, as at any date of determination, (i) the aggregate principal amount of all outstanding Loans plus (ii) the Letter of Credit Usage.

            "Trade Receivables Facility" means (i) Company's off-balance sheet receivables purchase facility providing for the purchase of up to $120,000,000 of receivables from the Company and its Subsidiaries, as such Trade Receivables Facility is in effect as of the Closing Date and (ii) any other off-balance sheet receivables purchase facility, which facility has been consented to in writing by Requisite Lenders, such consent not to be unreasonably withheld, in each case as they may hereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under this Agreement.

            "Transaction Costs" means the fees, costs and expenses payable by Company pursuant hereto and other fees, costs and expenses payable by Company or any of its Subsidiaries in connection with the Refinancings and the related transactions.

      1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement

            For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements included in Borg-Warner's Report on Form 10-K for the fiscal year ended December 31, 1996.

      1.3   Other Definitional Provisions

            Any reference in this Agreement (i) to a Section, a Schedule or an
Exhibit is a reference to a section hereof, a schedule hereto or an exhibit hereto, respectively; and (ii) to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears. In this Agreement the singular includes the plural and the plural the singular; "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears. Words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing such statute. References to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form. The words "including," "includes," and "include" shall be deemed to be followed by the words "without limitation." References to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements, assignments and other modifications thereto, but only to the extent such amendments, restatements, supplements, assignments, and other modifications are not prohibited by the terms of this Agreement. References to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.


                                  SECTION 2.

     Amounts and Terms of Commitments and Loans; Notes; Letters of Credit

      2.1   Loans and Notes

            A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to lend to Company from time to time during the period from the Closing Date to but excluding the Maturity Date its Pro Rata Share of the aggregate Commitments (as defined below) to be used for the purposes identified in subsection 2.5A. Each Lender's commitment to make Loans to Company pursuant to this subsection 2.1A and to issue or participate in Letters of Credit pursuant to subsection 2.9A is herein called its "Commitment" and such commitments of all Lenders in the aggregate are herein called the "Commitments". Each Lender is identified as such, and the initial amount of each such Lender's Commitment and its Pro Rata Share of the Commitments, is set forth opposite its name on Schedule 2.1A annexed hereto, and the aggregate initial amount of the Commitments is $285,000,000. Each Lender's Commitment shall expire on the Maturity Date and all Loans and all other amounts owed hereunder with respect to the Loans shall be paid in full no later than that date. The amount of the Commitments shall be reduced by the amount of all reductions thereof made pursuant to subsections 2.4G and 2.4H through the date of determination. In no event shall the aggregate outstanding principal amount of the Loans from any Lender at any time exceed its Pro Rata Share of the amount determined in accordance with clause (i) of the last paragraph of this subsection 2.1A.

            Subject to subsection 2.6D, all Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make Loans hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make Loans hereunder. Amounts borrowed by Company under this subsection 2.1A may be repaid and, to but excluding the Maturity Date, reborrowed.

            Notwithstanding the foregoing provisions of this subsection 2.1A, the Loans shall be subject to the following limitations in the amounts and during the periods indicated:

                  (i) The amount available for borrowing under the Commitments as of any time of determination shall not exceed an amount equal to the amount of the Commitments minus the amount of the aggregate Letter of Credit Usage; provided that to the extent the proceeds of such borrowings are to be then applied to reimburse any Issuing Lender for the amount of any drawings under any Letters of Credit honored by such Issuing Lender and not theretofore reimbursed by Company, the amount otherwise available for borrowing under the Commitments shall not be reduced by the amount of the Letter of Credit drawings to be so reimbursed; provided further, that the amount available for borrowing as Loans, the proceeds of which are to be used for purposes other than the reimbursement of any Issuing Lender for the amount of any drawings under any Letter of Credit honored by such Issuing Lender and not theretofore reimbursed by Company, shall not exceed $155,000,000; and

                  (ii) At no time shall the Total Utilization of Commitments exceed the aggregate Commitments.

            B. Notice of Borrowing. Subject to subsection 2.1A, whenever Company desires to borrow under this subsection 2.1, Company shall deliver to Administrative Agent a Notice of Borrowing (i) no later than 11:00 A.M. (New York time) on the proposed Funding Date (in the case of a requested Base Rate
Loan) or (ii) no later than 11:00 A.M. (New York time) at least three Business Days (in the case of a requested Eurodollar Rate Loan) in advance of the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Loans, (iii) in the case of any Loans requested to be made prior to the earlier to occur of (x) the date which is ninety (90) days after the Closing Date or (y) the date on which Administrative Agent notifies Company that the primary syndication period for the Loans has been completed, that such Loans shall initially be Base Rate Loans or Eurodollar Rate Loans which have Interest Periods of one month, (iv) in the case of Loans requested to be made thereafter, whether such Loans are initially to consist of Base Rate Loans or Eurodollar Rate Loans or a combination thereof, and (v) if such Loans, or any portion thereof, are initially to be Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor. Loans made as Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount; Loans made as Eurodollar Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

            Loans may be continued as or converted into Base Rate Loans or Eurodollar Rate Loans in the manner provided in subsection 2.2D; provided that the Loans made during the period from and including the Closing Date and ending on the earlier of (x) the date which is ninety (90) days after the Closing Date or (y) the date on which the Administrative Agent notifies the Company that the primary syndication period for the Loans has been completed, may not be converted other than into Base Rate Loans or Eurodollar Rate Loans with an Interest Period of one month. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or prior to the Funding Date of the requested Loans.

            Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B and, upon funding of Loans by Lenders in accordance with this Agreement pursuant to any telephonic notice, Company shall have effected Loans hereunder.

            Except as provided in subsection 2.6D, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

            C. Disbursement of Funds. Promptly after receipt of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent, in same day funds, at the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York not later than 12:00 Noon (New York time) on the Funding Date. Upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 (in the case of the initial Loans) and 3.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent to be credited to the account of Company at such office of Administrative Agent.

            Unless Administrative Agent shall have been notified by any Lender prior to any Funding Date in respect of any Loans that such Lender does not intend to make available to Administrative Agent such Lender's Loan on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent in its sole discretion may, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company, and Company shall immediately pay such corresponding amount to Administrative Agent. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

            D.    Register.

            (i) Administrative Agent shall maintain a register for the recordation of the names and addresses of Lenders and the Commitment and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (ii) Administrative Agent shall record in the Register the Commitment and the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Company's Obligations in respect of any applicable Loans.

            (iii) Each Lender shall record on its internal records the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitment or Company's Obligations in respect of any applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern, absent manifest error.

            (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitment or Loans.

            E. Notes. Company shall execute and deliver to each Lender on the Closing Date a Note substantially in the form of Exhibit III annexed hereto to evidence that Lender's Loans, in the principal amount of that Lender's Commitment and with other appropriate insertions.

      2.2   Interest on the Loans

            A. Rate of Interest. Subject to the provisions of subsection 2.6, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate; provided that nothing herein shall entitle any Lender to charge or receive interest in excess of the maximum rate allowed by applicable law. The applicable basis for determining the rate of interest shall be selected by Company initially at the time a Notice of Borrowing is given pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

            From the Closing Date through the first date following the first anniversary of the Closing Date on which the Company delivers a Compliance Certificate pursuant to subsection 5.1(iv)(b), the Loans shall bear interest (except as provided for in the last sentence of this subsection 2.2A) as follows:

            (i) if a Base Rate Loan, then at the sum of the Base Rate plus 0.75% per annum; or

            (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 1.75% per annum.

            On or after the first date following the first anniversary of the Closing Date on which the Company delivers a Compliance Certificate pursuant to subsection 5.1(iv)(b) through maturity, the Loans shall bear interest (except as provided for in the last sentence of this subsection 2.2A) as follows:

            (i) if a Base Rate Loan, then at the sum of the Base Rate plus the applicable Base Rate margin (the "Base Rate Margin") set forth in the table below; or

            (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the applicable Eurodollar Rate margin (the "Eurodollar Rate Margin") set forth in the table below.

Interest                                    Base Rate        Eurodollar
Coverage Ratio                              Margin           Rate Margin
--------------                              ---------        -----------
Less than 2.25:1.00                           1.00%            2.00%

Equal to or greater than 2.25:1.00 but        0.75%            1.75%
less than 2.75:1.00

Equal to or greater than 2.75:1.00 but        0.25%            1.25%
less than 3.25:1.00

Equal to or greater than 3.25:1:00            0.00%            1.00%

            The applicable Base Rate Margin or the applicable Eurodollar Rate Margin shall be the Base Rate Margin or the Eurodollar Rate Margin, as the case may be, set forth in the table above opposite Company's Interest Coverage Ratio for the four fiscal quarters ending as of the last day of the fiscal quarter immediately preceding the fiscal quarter during which the determination is being made as set forth in the Compliance Certificate delivered pursuant to subsection 5.1(iv)(b), any required adjustment to become automatically effective on the next succeeding Business Day following receipt by the Administrative Agent of such Compliance Certificate. If Company fails to deliver a Compliance Certificate by the time required by subsection 5.1(iv), from such time the Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, the Base Rate Margin and the Eurodollar Rate Margin shall automatically be adjusted to 1.00% per annum and 2.00% per annum, respectively.

            B. Interest Periods. In connection with each Eurodollar Rate Loan of Company, by giving notice as set forth in subsections 2.1B or 2.2D, Company shall elect an interest period (each an "Interest Period") to be applicable to such Eurodollar Rate Loan, which Interest Period shall be a one, two, three or six month period; provided that:

                  (i) the Interest Period for any Loan shall commence on the date of such Loan;

                  (ii) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period in respect of a Eurodollar Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (v) below, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any Loan shall extend beyond the Maturity Date;

                  (vi) no Interest Period may extend beyond a date on which Company is required to make a prepayment of principal on the Loans unless the aggregate principal amount of Base Rate Loans and Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date;

                  (vii) the Interest Period for a Loan that is converted pursuant to subsection 2.6D shall commence on the date of such conversion and shall expire on the date on which the Interest Period for the Loans of the other Lenders that were not converted expires; and

                  (viii) there shall be outstanding at any time no more than twenty-four (24) Interest Periods relating to Eurodollar Rate Loans.

            C. Interest Payments. Subject to subsection 2.2E, interest shall be payable on the Loans as follows:

                  (i) interest on each Base Rate Loan shall be payable in arrears on and to each March 25, June 25, September 25, and December 25 of each year, commencing on June 25, 1997, upon any prepayment (other than a voluntary prepayment on the Loans) of any such Loan (to the extent accrued on the amount being prepaid) and at maturity; and

                  (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

            D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $5,000,000 and integral multiples of $1,000,000 in excess thereof (in the case of Loans to be converted to Eurodollar Rate Loans) or $1,000,000 and integral multiples thereof (in the case of Loans to be converted to Base Rate Loans), from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or
(ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, however, that a Eurodollar Rate Loan may only be converted into a Loan bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto, and provided further, that no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Potential Event of Default has occurred and is continuing; provided further that the Loans made on the Closing Date may not be converted other than into Base Rate Loans or Eurodollar Rate Loans with an Interest Period of one month prior to the earlier to occur of (x) the date which is ninety (90) days after the Closing Date or (y) the date on which the Administrative Agent notifies the Company that the primary syndication period for the Loans has been completed; and provided further that, subject to the provisions of subsection 2.6, no outstanding Eurodollar Rate Loan may be converted into a Base Rate Loan during the period from December 15 of any year to, and including, January 15 of the immediately succeeding year.

            Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 1:00 P.M. (New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to a Base Rate Loan), or three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall certify (i) the proposed conversion/ continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation and (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, (x) the requested Interest Period and (y) that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

            Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D and, upon conversion/ continuation in accordance with this Agreement pursuant to any telephonic notice, Company shall have effected such conversion or continuation, as the case may be.

            Promptly after receipt of a Notice of Conversion/
Continuation (or telephonic notice thereof), Administrative Agent shall notify each Lender of the proposed conversion/ continuation. Except as provided in subsection 2.6D, a Notice of Conversion/ Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to convert or continue in accordance therewith.

            E. Default Rate; Post-Maturity Interest. Upon the occurrence and during the continuation of an Event of Default, the interest rate payable by Company with respect to principal of Loans and, to the extent permitted by law, interest payments thereon not paid when due, shall be increased, effective from and after the date of occurrence of such Event of Default, to a rate that is two percent (2%) per annum in excess of the rate otherwise payable under this Agreement (or, in the case of fees and other amounts due hereunder, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable pursuant to subsection 2.2A of this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and thereafter bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. The rate provided in this subsection 2.2E shall be reduced by two percent (2%) per annum to the rate otherwise payable under this Agreement effective upon the cure pursuant to the terms of this Agreement of all Events of Default giving rise to the increase provided herein. No waiver of any Event of Default and no amendment to this Agreement shall operate as a cure of any Event of Default unless expressly stated in writing in such waiver or amendment. The payment or acceptance of the increased rate provided by this subsection 2.2E shall not constitute a waiver of any Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

            F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period, as the case may be, shall be included and the date of payment or the expiration date of an Interest Period, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

      2.3   Fees

            A. Commitment Fees. Company agrees to pay to Administrative Agent for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Commitments, commitment fees for the period from and including the Closing Date to and excluding the date the Commitments terminate equal to the average of the daily excess of the Commitments over the aggregate principal amount of Loans outstanding multiplied by the Commitment Fee Percentage then in effect, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable in arrears on but excluding March 25, June 25, September 25 and December 25 of each year, commencing June 25, 1997, and ending upon and payable on the earlier to occur of the termination of the Commitments or the Maturity Date. For purposes of this subsection 2.3A, calculation of the amount of the Commitments shall not give effect to any limitation of the amount available for borrowing thereunder set forth in the numbered paragraphs of subsection 2.1A.

            B. Other Fees. Company agrees to pay to the Agents, their respective affiliates and the Lenders, as the case may be, such fees in the amounts and at the times agreed upon between Company and such Agents, their respective affiliates and Lenders.

      2.4   Prepayments and Payments; Reductions in Commitments

            A.    Prepayments.

            (i)   Voluntary Prepayments.

                  (a) Company may, upon not less than one (1) Business Day's prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telegram, telex or telephone to each Lender), at any time and from time to time prepay any Loans in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples thereof. In the event that Company prepays any Eurodollar Rate Loan on a date which is not the expiration date of the applicable Interest Period, Company shall pay to Lenders any amounts due pursuant to subsection 2.6E. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date.

                  (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 9.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such non-consenting Lender in accordance with subsection 9.6B so long as (1) in the case of the prepayment of the Loans of any Lender pursuant to this subsection 2.4A(i)(b), the Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4G(ii) (at which time
      Schedule 2.1A shall be deemed modified to reflect the changed Commitments), and (2) in the case of the prepayment of the Loans of any Lender, the consents required by subsection 9.6B in connection with the prepayment pursuant to this subsection 2.4A(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6E, 2.6H, 2.7, 2.8, 2.9G, 2.9H, 4.13, 9.2 and 9.3), which shall survive as to such Lender.

            (ii)  Mandatory Prepayments.

                  (a) Prepayments from Certain Asset Sales. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of the cash proceeds of any Asset Sale, Company shall prepay the Loans in an amount equal to the Net Cash Proceeds of such Asset Sale; provided however, that so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company and its Subsidiaries shall not be required to apply the Net Cash Proceeds of any such Asset Sale to the mandatory prepayment of the Loans pursuant to this subsection 2.4A(ii)(a) to the extent that Company intends to reinvest such Net Cash Proceeds in like assets or in other assets used in the business of Company and its Consolidated Subsidiaries within twelve months of such sale; provided that any such Net Cash Proceeds which are not so reinvested within such twelve months are applied at the end of such twelve-month period to the prepayment of the Loans pursuant to subsection 2.4(ii)(a) and that the aggregate amount of Net Cash Proceeds so reinvested and thereby excluded from application to the mandatory prepayment of the Loans does not exceed $10,000,000 in any Fiscal Year. Notwithstanding the foregoing, if Company and its Subsidiaries have not used any portion of such $10,000,000 in any Fiscal Year (such unused portion being referred to as the "Unused Reinvestment Amount"), Company and its Subsidiaries may, in the immediately succeeding Fiscal Year, reinvest Net Cash Proceeds of Asset Sales in like assets or other assets used in the business of Company and its Consolidated Subsidiaries in an amount equal to $10,000,000 plus the cumulative amount of any Unused Reinvestment Amount; provided, that the maximum aggregate amount of all Reinvested Asset Sale Proceeds since the Closing Date shall not exceed $35,000,000. Concurrently with any prepayment of the Loans pursuant to this subsection 2.4A(ii)(a), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iii).

                  (b) Prepayments Due to Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year, within 90 days after the last day of such Fiscal Year, Company shall prepay the Loans in an amount equal to 50% of such Consolidated Excess Cash Flow. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iii).

                  (c) Prepayments Due to Reversion of Surplus Assets of Pension Plans. On the date of return to Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries in excess of $1,000,000 in the aggregate for all such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof, Company shall prepay the Loans in an amount equal to 100% of such net returned surplus assets (the "Net Reversion Amount"). Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iii).

                  (d) Prepayments Due to Commitment Reduction. On each date that any reduction in the Commitments pursuant to subsection 2.4H(ii) occurs, Company shall make a prepayment of the Loans or, to the extent no Loans remain outstanding, cash collateralize Letters of Credit, in an amount equal to the excess, if any, of the Total Utilization of Commitments over the Commitments as so reduced.

                  (e) Prepayments Due to Limitations on Commitments. Company shall make prepayments of Loans necessary to give effect to the limitations set forth in subsection 2.1A.

                  (f) Prepayments Due to Issuance of Debt Securities. No later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of the cash proceeds (net of underwriting discounts, similar placement fees and commissions and other reasonable costs and expenses associated therewith) from the issuance of any bonds, notes, debentures or other issuances of similar debt Securities of Company or any such Subsidiary, excluding in any event the proceeds of any issuance of debt permitted pursuant to subsections 6.1(i)-(xi), Company shall prepay the Loans in an amount equal to such net cash proceeds. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iii).

                  (g) Prepayments Due to Issuance of Equity Securities. On the date of receipt by Company of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of Company, including without limitation additional issuances of Company Common Stock (other than issuances to employees or directors pursuant to the Borg-Warner Security Corporation Management Stock Option Plan or 1993 Stock Incentive Plan, as such plans may be amended from time to time, or any other employee or director stock option, incentive, purchase, retirement, savings or similar plan), Company shall prepay the Loans in an amount equal to 50% of such net cash proceeds. Any such mandatory prepayments shall be applied as specified in subsection 2.4A(iii).

            (iii) Application of Prepayments. Any prepayment shall be applied in the order determined by Company and, if no order is so specified, any such prepayment shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans in the order determined by Administrative Agent.

            B. Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Notes by Company shall be made without defense, setoff and counterclaim and in same day funds and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York for the account of Lenders; funds received by Administrative Agent after that time shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its account with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

            C. Application of Payments or Prepayments to Principal and Interest. All payments or prepayments, other than with respect to a voluntary prepayment on the Loans, in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments or prepayments (and, in any event, any payments or prepayments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

            D. Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, and such payments shall be apportioned ratably to Lenders, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Lender may request its share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3A. Notwithstanding the foregoing provisions of this subsection 2.4D if, pursuant to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/ Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

            E. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be; provided, however, that if the day on which payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

            F. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans and principal payments previously made thereon and of the date to which interest thereon has been paid and will notify Company and Administrative Agent of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note or to notify Company and Administrative Agent of the name and address of such transferee shall not limit or otherwise affect the obligation of Company hereunder or under such Notes with respect to any Loan and payments of principal or interest on any such Note.

            G.    Voluntary Reductions of Commitments.

            (i) Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Commitments in an amount up to the amount by which the Commitments exceed the then Total Utilization of Commitments at the time of such proposed termination or reduction.

            Company shall give not less than three Business Days' prior written notice to Administrative Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, Administrative Agent shall notify each Lender of the proposed termination or reduction. Such termination or partial reduction of the Commitments shall be effective on the date specified in Company's notice and shall reduce the Commitment of each Lender proportionately to its Pro Rata Share. Any such partial reduction of the Commitments shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount.

            (ii) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 9.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Commitment of such non-consenting Lender so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid, including without limitation amounts owing to such non-consenting Lender pursuant to subsection 2.6E, pursuant to subsection 2.4A(i)(b) concurrently with the effectiveness of such termination (at which time Schedule 2.1A shall be deemed modified to reflect such changed amounts), and (2) the consents required by subsection 9.6B in connection with the prepayment pursuant to subsection 2.4A(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6E, 2.6H, 2.7, 2.8, 2.9G, 2.9H, 4.13, 9.2 and 9.3), which shall survive as to such Lender.

            H. Mandatory Reductions of Commitments. The Commitments shall be permanently reduced (i) on the date any prepayment of Loans is made or is required to be made pursuant to subsections 2.4A(ii)(a)-(c) and 2.4A(ii)(f)-(g), by an amount equal to the amount of such prepayment, and (ii) on each date specified in the definition of "Scheduled Commitments Reduction Amount" by an amount equal to the correlative amount specified in that definition. Such reductions shall reduce the Commitment of each Lender proportionately to its Pro Rata Share.

      2.5   Use of Proceeds

            A. Loans. Approximately $85,800,000 of the proceeds of the Loans made on the Closing Date shall, together with the net proceeds of Company's issuance of the New Senior Subordinated Notes, be applied by Company
(i) to repay in full approximately $114,600,000 in aggregate principal amount of term loans outstanding under the Existing Term Loan Agreement, (ii) to repay in full approximately $90,200,000 in aggregate principal amount of revolving loans outstanding under the Existing Revolving Credit Agreement, and
(iii) to pay approximately $6,000,000 in fees and expenses associated with the Refinancings and related transactions. Additionally, on the Closing Date approximately $129,000,000 in aggregate face amount of letters of credit outstanding under the Existing L/C Agreement shall become Existing Letters of Credit under this Agreement, shall be replaced or supported by letters of credit issued under this Agreement or shall otherwise be permitted hereunder. Proceeds of the Loans may also be used by Company and its Subsidiaries for working capital and general corporate purposes, and to make Permitted Acquisitions.

            B. Benefits to Subsidiaries. In consideration for the guaranties set forth in the Loan Guaranties, Company agrees to make the benefit of the extensions of credit hereunder available to its Subsidiaries.

            C. Letters of Credit. The Letters of Credit shall be issued for the purposes set forth in the definitions of Commercial Letter of Credit and Standby Letter of Credit and such other general corporate purposes as may, in any instance, be approved by Administrative Agent and Requisite Lenders.

            D. Margin Regulations. No portion of the proceeds of any borrowing or Letter of Credit under this Agreement shall be used by Company in any manner that might cause such borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

      2.6   Special Provisions Governing Eurodollar Rate Loans

            Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

            A. Determination of Interest Rate. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

            B. Substituted Rate of Borrowing. If on any Interest Rate Determination Date any Lender (including any Agent) shall have determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(b), shall be made only after consultation with Company and Agents) that:

                  (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or affecting the position of that Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the Eurodollar Rate with respect to the Eurodollar Rate Loans as to which an interest rate determination is then being made; or

                  (ii) by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting that Lender or the Eurodollar market or the position of that Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the Eurodollar Rate), the Adjusted Eurodollar Rate shall not represent the effective pricing to that Lender for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, that Lender shall be an Affected Lender and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Company and Administrative Agent (which notice Administrative Agent shall promptly transmit to each other Lender) of such determination. Thereafter, Company shall pay to the Affected Lender, within five (5) Business Days after written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Lender in its sole discretion shall reasonably determine) as shall be required to cause the Affected Lender to receive interest at a rate per annum equal to the effective pricing to the Affected Lender for Dollar deposits to make or maintain its Eurodollar Rate Loans for the applicable Interest Period plus the applicable Eurodollar Rate Margin. A certificate as to additional amounts owed the Affected Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Company and Administrative Agent by the Affected Lender shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

            C. Required Termination and Prepayment. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans has become unlawful by compliance by that Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall be an Affected Lender and it shall promptly give notice (by telephone confirmed in writing) to Company and Administrative Agent (which notice Administrative Agent shall promptly transmit to each Lender) of that determination. Subject to the prior withdrawal of a Notice of Borrowing or a Notice of Conversion/ Continuation or prepayment of the Eurodollar Rate Loans of the Affected Lender as contemplated by the following subsection 2.6D, the obligation of the Affected Lender to make or maintain its Eurodollar Rate Loans (the "Affected Loans") during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.

            D. Options of Company. In lieu of paying an Affected Lender such additional moneys as are required by subsection 2.6B or the automatic conversion of an Affected Loan pursuant to subsection 2.6C, Company may exercise any one of the following options:

                  (i) If the determination by an Affected Lender relates only to Eurodollar Rate Loans then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company may, by giving notice (by telephone confirmed in writing) to Administrative Agent (who shall promptly give similar notice to each Lender) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, withdraw that Notice of Borrowing or Notice of Conversion/Continuation and the Eurodollar Rate Loans then being requested shall be made by Lenders as Base Rate Loans; or

                  (ii) Upon written notice to Administrative Agent and each Lender, Company may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and in such event, Company shall, prior to the time of automatic conversion pursuant to subsection 2.6C or, if the provisions of subsection 2.6B are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Base Rate Loans in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein; or

                  (iii) Company may give notice (by telephone confirmed in writing) to the Affected Lender and Administrative Agent (who shall promptly give similar notice to each Lender) and require the Affected Lender to make the Eurodollar Rate Loan then being requested as a Base Rate Loan or to continue to maintain its outstanding Base Rate Loan then the subject of a Notice of Conversion/Continuation as a Base Rate Loan or to convert its Eurodollar Rate Loans then outstanding that are so affected into Base Rate Loans at the end of the then current Interest Period (or at the time of automatic conversion pursuant to subsection 2.6C) in the manner contemplated by subsection 2.2D but without satisfying the advance notice requirements therein, that notice to pertain only to the Loans of the Affected Lender and to have no effect on the obligations of the other Lenders to make or maintain Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans.

            E. Compensation. Company shall compensate each Lender, within five (5) Business Days after written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss sustained by that Lender in connection with the re-employment of such funds), that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of, a continuation of or a conversion to any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/ continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.2D, (ii) if any prepayment of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company to repay its Eurodollar Rate Loans when required by the terms of this Agreement. A certificate as to the amount payable to a Lender pursuant to this subsection 2.6E setting forth the amount thereof in reasonable detail, submitted to Company and Administrative Agent by such Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

            F. Quotation of Eurodollar Rate. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date no Eurodollar Rate is available by reason of the failure of all Reference Lenders to provide offered quotations to Administrative Agent in accordance with the definition of "Eurodollar Rate," Administrative Agent shall give Company and each Lender prompt notice thereof and the Loans requested shall be made as Base Rate Loans.

            G. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Lender.

            H. Increased Costs. Except as provided in subsection 2.6B with respect to certain determinations on Interest Rate Determination Dates, if, after the date hereof by reason of (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or
(y) the introduction of or any change in or in the interpretation of, or any new or different compliance is required under, any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender (or its applicable lending office) shall be subject to any tax, duty, levy, cost or other charge (except for taxes on the overall net income or alternative minimum taxable income of such Lender or its applicable lending office imposed by the jurisdiction in which such Lender's principal executive office or applicable lending office is organized, located or is doing business) with respect to its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans, or the recording, registration, notarization or other formalization of the Eurodollar Rate Loans or the basis of taxation of payments to any Lender of the principal of or interest or commitment fees or any amount payable on its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans shall change; or

                  (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable lending office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans shall be imposed on any Lender or its applicable lending office or the interbank Eurodollar market, and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans (except to the extent already included in the determination of the applicable Adjusted Eurodollar Rate), or there shall be a reduction in the amount received or receivable by that Lender or its applicable lending office, then Company shall from time to time, upon written notice from and demand by that Lender (with a copy of such notice and demand to Administrative Agent), pay to Administrative Agent for the account of that Lender, within five (5) Business Days after the date specified in such notice and demand, additional amounts sufficient to indemnify that Lender against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount setting forth the calculation thereof in reasonable detail, submitted to Company and Administrative Agent by that Lender, shall, except for manifest error, be final, conclusive and binding for all purposes. Any payments to be made by Company under subsections 2.6B or 2.6H are to be without duplication.

            I. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 shall be made as though that Lender had actually funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.6.

            J. Eurodollar Rate Loans After Default. Unless Requisite Lenders shall otherwise agree, after the occurrence of and during the continuance of a Potential Event of Default or Event of Default, Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan.

            K.    Affected Lenders' Obligation to Mitigate.

            (i) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Lender under subsection 2.6B or 2.6C or that would entitle such Lender to receive payments under subsection 2.6H, it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts to make, fund or maintain the affected Eurodollar Rate Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid to such Lender pursuant to subsection 2.6B or 2.6H would be materially reduced or the illegality or other adverse circumstances which would otherwise require conversion of such Loans pursuant to subsection 2.6C would cease to exist, and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Lender. Company hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this subsection 2.6K.

            (ii)  If Company receives a notice pursuant to subsection 2.6H,
2.7 or 2.9G, so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par such Lender's Loans, Commitments and other Obligations and to assume all obligations of the Lender to be replaced, (ii) at such time the Lender to be replaced is not an Issuing Lender with respect to any Letters of Credit outstanding and (iii) such Lender to be replaced is unwilling to withdraw the notice delivered to Company, upon 30 days prior written notice to such Lender and Administrative Agent, Company may require the Lender giving such notice to assign all of its Loans, Commitments and other Obligations to such other Lender or Eligible Assignee pursuant to the provisions of subsection 9.1B; provided that, prior to or concurrently with such replacement (i) Company has paid to the Lender giving such notice all amounts under subsections 2.6H, 2.7 and 2.9G through such date of replacement, (ii) Company has paid to Agent the processing and recordation fee required to be paid by subsection 9.1B(i) and (iii) all of the requirements for such assignment contained in subsection 9.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

      2.7   Capital Adequacy Adjustment

            In the event that any Lender shall have determined that the adoption or implementation after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy or any change in any such then existing law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order or in the interpretation or application thereof, or compliance by any Lender (or an Affiliate of such Lender which makes, carries or transfers Eurodollar Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction, does or shall have the effect of increasing the amount of capital required to be maintained by such Lender or any Person directly or indirectly controlling such Lender and thereby reducing the rate of return on such Lender's capital or the capital of such controlling Person as a consequence of such Lender's obligations hereunder, then Company shall from time to time, within five (5) Business Days after receipt of a written request by such Lender (with a copy to Administrative Agent), pay to such Lender or such controlling Person additional amounts sufficient to compensate such Lender or such controlling Person for such reduction. A certificate as to the amount of such reduction setting forth the calculation thereof in reasonable detail, submitted to Company and Administrative Agent by such Lender, shall, absent manifest error, be final, conclusive and binding for all purposes. In determining such amount, a Lender may use any reasonable averaging and attribution method. Notwithstanding the foregoing, nothing in this subsection 2.7 is intended to provide and this subsection 2.7 shall not provide to any Loan Party the right to inspect the records, files or books of any Lender.

      2.8   Taxes

            A. Taxes. Any and all payments or reimbursements made under this Agreement or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding (i) taxes imposed on the overall income (whether gross or net) or capital of a Lender by the jurisdiction in which the Lender is organized, resident or doing business, (ii) franchise taxes, and (iii) taxes, levies, imposts, deductions, charges or withholdings which are imposed by laws, treaties or regulations in effect as of the Closing Date; provided, however, that any changes in laws, treaties or regulations or the interpretation thereof applicable to financial institutions generally after the Closing Date shall not be excluded pursuant to this clause (iii) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

            If Company shall be required by law to deduct any Taxes from or with respect to any sum payable hereunder to any Lender, then the sum payable shall be increased as may be necessary so that, after making all required deductions, such Lender receives an amount equal to the sum it would have received had no such deductions been made.

            B. Foreign Lenders. Each Lender organized under the laws of a jurisdiction outside the United States (referred to in this subsection 2.8B as a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Company and Administrative Agent (i) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Lender's entitlement to such exemption with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (referred to in this subsection 2.8B as a "Certificate of Exemption") or (ii) a letter from any such Foreign Lender stating that it is not entitled to any such exemption (referred to in this subsection 2.8B as "Letter of Non-Exemption"). Prior to becoming a Lender under this Agreement and within 15 days after a reasonable written request of Company or Administrative Agent from time to time thereafter, each Foreign Lender that desires to become or that becomes a Lender under this Agreement shall provide a Certificate of Exemption or a Letter of Non-Exemption to Company and Administrative Agent.

            If a Foreign Lender is entitled to an exemption with respect to payments to be made to such Foreign Lender under this Agreement and does not provide a Certificate of Exemption to Company and Administrative Agent within the time periods set forth in the preceding paragraph, Company shall withhold taxes from payments to such Foreign Lender at the applicable statutory rates and Company shall not be required to pay any additional amounts as a result of such withholding as provided in subsection 2.8A; provided, however, that all such withholding and associated limitations in payment under subsection 2.8A shall cease upon delivery by such Foreign Lender of a Certificate of Exemption to Company and Administrative Agent.

      2.9   Letters of Credit

            A. Letters of Credit. In addition to Company requesting that Lenders make Loans pursuant to subsection 2.1, Company may request, in accordance with the provisions of this subsection, on and after the date on which all of the conditions set forth in subsection 3.1 are satisfied, (a) on the Closing Date solely for purposes of issuing Letters of Credit to replace or support certain of the Existing Letters of Credit of Company listed on
Schedule 2.9 annexed hereto and (b) from time to time during the period from the Business Day immediately succeeding the Closing Date to but excluding the Maturity Date that Administrative Agent or one or more Lenders issue Letters of Credit for the account of Company; provided that, if no other Lender is willing to provide any Letter of Credit, Administrative Agent shall, if each of the conditions to issuance of such Letter of Credit in this Agreement is met, issue such Letter of Credit; provided further, that

            (i) Company shall not request that Administrative Agent or any Lender issue (and neither Administrative Agent nor any Lender shall issue) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Commitments would exceed the Commitments, as reduced from time to time pursuant to subsections 2.4G and 2.4H;

            (ii) Company shall not request that Administrative Agent or any Lender issue (and neither Administrative Agent nor any Lender shall issue) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed the lesser of (x) an amount equal to the amount of the Commitments minus the amount of the outstanding Loans or (y) $155,000,000;

            (iii) in no event shall any Lender issue any Commercial Letter of Credit having an expiration date which is (a) not acceptable to such Issuing Lender in its reasonable discretion, or (b) more than one hundred eighty (180) days after its date of issuance or (c) later than 30 days prior to the Maturity Date;

            (iv) in no event shall Administrative Agent or any Lender issue any Standby Letter of Credit having an expiration date later than the earlier of (y) 30 days prior to the Maturity Date, or (z) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that this clause (z) shall not prevent any Issuing Lender from agreeing (subject to the preceding clause (y)) that a Standby Letter of Credit will automatically be extended annually for a period not to exceed one year unless such Issuing Lender elects not to extend for such additional period; and

            (v) in no event shall Administrative Agent or any Lender issue any Letter of Credit denominated in any currency other than Dollars and payable on a sight basis.

            The issuance or extension of any Letter of Credit in accordance with the provisions of this subsection shall require the satisfaction of each condition set forth in subsection 3.3; provided, however, the obligation of each Issuing Lender to issue or extend any Letter of Credit is subject to the condition that (a) such Issuing Lender believed in good faith that all conditions under subsections 2.9A and 3.3 to the issuance or extension of such Letter of Credit were satisfied at the time such Letter of Credit was issued or extended or (b) the satisfaction of any such condition not satisfied had been waived by Requisite Lenders prior to or at the time such Letter of Credit was issued or extended; provided further that Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, including, without limitation, an Officers' Certificate from Company as to the satisfaction of the conditions under subsection 3.3, in determining the satisfaction of any conditions to the issuance or extension of any Letter of Credit then in effect.

            Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Upon satisfaction of the conditions set forth in subsection 3.1, the Existing Letters of Credit shall, effective as of the Closing Date, become Letters of Credit under this Agreement to the same extent as if initially issued hereunder (if not replaced or supported) and each Lender shall be deemed to have irrevocably purchased from the Issuing Lender of such Existing Letters of Credit a participation in such Letters of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. All such Existing Letters of Credit which become Letters of Credit under this Agreement shall be fully secured by the Collateral commencing on the Closing Date to the same extent as if initially issued hereunder on such date.

            Each Letter of Credit supporting the payment of Indebtedness may provide that the Issuing Lender may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of such Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Lender for distribution to Lenders (or, if all Obligations shall have been indefeasibly paid in full, to Company) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Lender under the related Letter of Credit.

            B. Letter of Credit Request. Whenever Company desires to cause Administrative Agent or any Lender to issue a Letter of Credit, it shall deliver to Administrative Agent and that Lender a Letter of Credit Request substantially in the form of Exhibit XIII annexed hereto no later than 1:00 P.M. (New York time) at least ten (10) Business Days in advance of the proposed date of issuance or such shorter time as may be acceptable to the Issuing Lender. The Letter of Credit Request shall specify (i) the proposed Issuing Lender, (ii) the proposed date of issuance (which shall be a Business
Day), (iii) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit; (iv) the face amount of the Letter of Credit, (v) the expiration date of the Letter of Credit, (vi) the name and address of the beneficiary, (vii) such other documents or materials as such Issuing Lender may reasonably request, and (viii) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary in substantial compliance with the terms and conditions of the applicable Letter of Credit on or prior to the expiration date of the applicable Letter of Credit, would require the Issuing Lender to make payment under the applicable Letter of Credit; provided that the Issuing Lender, in its sole judgment, may require changes in any such documents and certificates; provided further that the Issuing Lender shall not be required to issue any Letter of Credit that on its terms requires payment thereunder prior to the third Business Day following receipt by the Issuing Lender of such documents and certificates. In determining whether to pay any Letter of Credit, the Issuing Lender shall be responsible only to use reasonable care to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they substantially comply on their face with the requirements of that Letter of Credit. In the case of Standby Letters of Credit, promptly upon the issuance of a Letter of Credit, the Issuing Lender shall notify Administrative Agent and each Lender of the issuance and the amount of each such Lender's respective participation therein determined in accordance with subsection 2.9D. In the case of Commercial Letters of Credit, each Issuing Lender (other than Administrative Agent) will send by facsimile transmission to Administrative Agent, promptly on the first Business Day of each week, the aggregate face amount of outstanding Commercial Letters of Credit issued by such Issuing Lender for each day of the immediately preceding week. The Administrative Agent shall deliver to each Lender upon each calendar month end a report setting forth for such period the daily aggregate stated amount available to be drawn under the Commercial Letters of Credit issued by all Issuing Lenders during such period.

            C. Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall immediately notify Company and Administrative Agent and Company shall reimburse the Issuing Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless prior to 11:00 A.M. (New York time) on the date of such drawing (a) Company shall have notified the Issuing Lender and Administrative Agent that Company intends to reimburse the Issuing Lender for the amount of such drawing with funds other than the proceeds of Loans or
(b) Company shall have delivered a Notice of Borrowing requesting Loans which are Base Rate Loans in an amount equal to the amount of such drawing, then Company shall be deemed to have given a Notice of Borrowing to Administrative Agent requesting Lenders to make Loans which are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) if so requested by Administrative Agent, Lenders shall, on the date of such drawing, make Loans which are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse the Issuing Lender for the amount of such drawing; and provided further that, if for any reason proceeds of such Loans are not received by the Issuing Lender on such date in an amount equal to the amount of such drawing, Company shall reimburse the Issuing Lender, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.9E(iii).

            D. Payment by Lenders. If Company shall fail to reimburse the Issuing Lender, for any reason, as provided in subsection 2.9C in an amount equal to the amount of any drawing honored by the Issuing Lender under a Letter of Credit issued by it, the Issuing Lender shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to the Issuing Lender an amount equal to its respective participation, in same day funds, at the office of the Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day after the date notified by the Issuing Lender. If any Lender fails to make available to the Issuing Lender the amount of such Lender's participation in such Letter of Credit as provided in this subsection 2.9D, the Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Issuing Lender for the correction of errors among banks for one (1) Business Day and thereafter at the Base Rate. Nothing in this subsection shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this subsection if it is determined in a final judgment by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of the Issuing Lender. The Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection with respect to any Letter of Credit issued by the Issuing Lender such other Lender's Pro Rata Share of all payments received by the Issuing Lender from Company or pursuant to the last paragraph of subsection 2.9A in reimbursement of drawings honored by the Issuing Lender under such Letter of Credit when such payments are received.

            E. Compensation. Company agrees to pay the following amounts with respect to each Letter of Credit issued on its behalf:

            (i) an administrative fee equal to 0.1875% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit payable in arrears on and to (but not including) each March 25, June 25, September 25 and December 25 of each year, commencing on June 25, 1997 and on the Maturity Date or such earlier date upon which the entire Commitment is terminated provided that the administrative fee payable with respect to each Letter of Credit shall not be less than $500 per annum;

            (ii) with respect to each Standby Letter of Credit, a commission equal to (x)(1) the Eurodollar Rate Margin then applicable with respect to Eurodollar Rate Loans pursuant to subsection 2.2A of this Agreement minus (2) the Commitment Fee Percentage multiplied by (y) the maximum amount available from time to time to be drawn under such Standby Letter of Credit, such commission to be calculated on the basis of a 360-day year and the actual number of days elapsed, and with respect to each Commercial Letter of Credit, a commission as negotiated by and between the Company and the applicable Issuing Lender, in each case payable in arrears on and to (but not including) each March 25, June 25, September 25 and December 25 of each year, commencing on June 25, 1997 and on the Maturity Date or such earlier date upon which the entire Commitment is terminated;

            (iii) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Issuing Lender in respect of each such drawing from the date of such drawing through the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Loans pursuant to subsection 2.9C) at a rate which is equal to the interest rate otherwise payable pursuant to subsection 2.2A of this Agreement for Base Rate Loans; provided that if such amount is not paid on demand, the Obligations shall bear interest thereafter in accordance with the provisions of subsection 2.2E; and

            (iv) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be, or as otherwise agreed to by the Issuing Lender.

            The Company shall pay promptly to Administrative Agent all amounts described in clauses (ii) or (iii) of this subsection 2.9E with respect to a Letter of Credit, and Administrative Agent shall distribute to each Lender its Pro Rata Share. Company also shall pay promptly to the applicable Issuing Lender for its own account all amounts described pursuant to clauses (i) and
(iv) of this subsection 2.9E with respect to a Letter of Credit. With respect to Existing Letters of Credit, the fees described in clauses (i) and (ii) above shall accrue from and including the Closing Date.

            F. Obligations Absolute. The obligation of Company to reimburse the Issuing Lender for drawings made under the Letters of Credit issued by it and to repay any Loans made by Lenders pursuant to subsection 2.9C and the obligations by Lenders under subsection 2.9D shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit;

            (ii) the existence of any claim, set-off, defense or other right which Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), any Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company and the beneficiary for which the Letter of Credit was procured);

            (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that such payment does not constitute gross negligence or willful misconduct of such Issuing Lender;

            (v) any adverse change in the condition (financial or otherwise) of Company or any of its Subsidiaries;

            (vi) any breach of this Agreement or any other Loan Document by Company or any of its Subsidiaries, any Agent or any Lender (other than the Issuing Lender);

            (vii) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

            (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing.

            G. Additional Payments. If by reason of (i) any change in any applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement applicable to financial institutions generally or (ii) compliance by the Issuing Lender or any Lender with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

            (a) the Issuing Lender or any Lender shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this subsection 2.9, whether directly or by such being imposed on or suffered by the Issuing Lender or any Lender;

            (b) any reserve, special deposit, premium, FDIC assessment, capital adequacy or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Lender or participations therein purchased by any Lender; or

            (c) there shall be imposed on the Issuing Lender or any Lender any other condition regarding this subsection 2.9, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Lender or any Lender, then and in any such case the Issuing Lender or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Company and Administrative Agent and provide appropriate proof of such cost, and Company shall pay within five (5) Business Days of the date of such notice such amounts as the Issuing Lender or such Lender may specify to be necessary to compensate the Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the interest otherwise payable pursuant to subsection 2.2A of this Agreement for Base Rate Loans. The determination by the Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.9G as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto.

            H. Indemnification; Nature of Issuing Lender's Duties. In addition to amounts payable as elsewhere provided in this subsection, Company hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, including, without limitation, the payment of draws thereunder, other than as a result of gross negligence or willful misconduct of the Issuing Lender as determined by a court of competent jurisdiction or
(ii) the failure of the Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts"). Each Lender, proportionately to its Pro Rata Share, severally agrees to indemnify Issuing Lender to the extent Issuing Lender shall not have been reimbursed by Company or its Subsidiaries, for and against any of the foregoing claims, demands, liabilities, damages, losses, costs, charges and expenses to which Issuing Lender is entitled to reimbursement from Company or its Subsidiaries.

            As between Company and the Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible (absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction)): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts and (ix) any special, consequential, indirect or incidental damages, including, but not limited to, lost profits arising out of or in connection with the issuance of any Letter of Credit or any action taken or not taken by the Issuing Lender in connection with any Letter of Credit, or any document or property referred to in or related to any Letter of Credit. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Lender's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and absent gross negligence or willful misconduct of the Issuing Lender (as determined by a court of competent jurisdiction), shall not put the Issuing Lender under any resulting liability to Company.

            Notwithstanding anything to the contrary contained in this subsection, Company shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Issuing Lender of a proper demand for payment made under the Letters of Credit.

            For purposes of this subsection 2.9H, the term "Issuing Lender" means the Issuing Lender and any Lender purchasing a participation in any Letter of Credit pursuant to subsection 2.9D.

            I. Computation of Interest and Fees. Interest and fees payable pursuant to this subsection 2.9 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which they accrue.

      2.10  Replacement of Lender

            In the event that Company receives a notice pursuant to subsection 2.6H, 2.7 or 2.9G or in the event of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Requisite Lenders as provided in subsection 9.6, Company shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to Administrative Agent, provided that (i) at the time of any replacement pursuant to this subsection 2.10, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 9.1B (and with all fees payable pursuant to such subsection 9.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, and (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6E) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, recordation of such assignment in the Register by Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement (including, without limitation, subsections 2.6E, 2.6H, 2.7, 2.8, 2.9G, 2.9H, 4.13, 9.2 and 9.3),
which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.


                                  SECTION 3.

                   Conditions to Loans and Letters of Credit

            The obligations of Lenders to make Loans hereunder and to issue Letters of Credit are subject to the satisfaction of all of the following conditions.

      3.1   Conditions to the Initial Loans

            The obligations of Lenders to make the initial Loans are, in addition to the conditions precedent specified in subsection 3.2, subject to prior or concurrent satisfaction of the following conditions:

            A. On or before the Closing Date, Company shall deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies for each Lender and, except for Notes, Administrative Agent's counsel) each, unless otherwise noted, dated the Closing Date:

                  1. Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware, each to be dated a recent date prior to the Closing Date;

                  2. Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is to be a party and approving and authorizing the execution, delivery and payment of the Notes and the consummation of the Refinancings and related transactions, in form and substance satisfactory to Agents and their counsel, each certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  4. Signature and incumbency certificates of its officers executing this Agreement, the other Loan Documents to which it is to be a party and the Notes;

                  5. Executed copies of this Agreement, the Company Pledge Agreement and the Notes, executed in accordance with subsection 2.1E, substantially in the form of Exhibit III annexed hereto, drawn to the order of each Lender and with appropriate insertions; and

                  6. Such other documents as any Agent or any Lender may reasonably request.

            B. On or before the Closing Date, each of the Borg-Warner Guarantor Subsidiaries that are Material Subsidiaries and each of the other Borg-Warner Subsidiaries that are Material Subsidiaries shall execute and deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies for each Lender and Administrative Agent's counsel), each, unless otherwise noted, dated the Closing Date:

                  1. Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to the Closing Date;

                  2. Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  3. Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Loan Documents to which it is to be a party, in form and substance satisfactory to the Agents and their counsel, each certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

                  4. Signature and incumbency certificates of its officers executing the Loan Documents to which it is a party;

                  5. With respect to each Borg-Warner Guarantor Subsidiary, executed copies of the Borg-Warner Subsidiary Guaranty and the Borg-Warner Subsidiary Pledge Agreement; and

                  6. Such other documents as any Agent or any Lender may reasonably request.

            C. On or before the Closing Date, each Loan Party shall have obtained all such consents, waivers, amendments, approvals and the like as may be required from any Person to permit the Refinancings and the other related transactions, including the consummation of the transactions contemplated by this Agreement, all of the foregoing to be in form and substance satisfactory to the Agents.

            D. On or prior to the Closing Date, the Company shall have issued $125,000,000 aggregate principal amount of New Senior Subordinated Notes. The New Senior Subordinated Notes shall be unsecured and shall have no scheduled principal payments payable prior to the tenth anniversary of the Closing Date. In addition, all other terms of the New Senior Subordinated Notes shall be satisfactory to the Agents and Lenders. The New Senior Subordinated Notes will not rank senior to the Company's 9 1/8% Subordinated Notes.

            E. Concurrently with the Closing Date, the Company shall have terminated all commitments, and shall have repaid in full all outstanding Indebtedness, and all security therefor will be released from the liens and pledges created, under the Existing Term Loan Agreement, the Existing Revolving Credit Agreement and the Existing L/C Agreement and all such agreements and documents will terminate in accordance with their terms. As of the Closing Date, the Company shall have no indebtedness other than Indebtedness under this Agreement, $150,000,000 aggregate principal amount of 9 1/8% Subordinated Notes, $125,000,000 aggregate principal amount of New Senior Subordinated Notes, approximately $8,200,000 of other long-term debt obligations and $120,000,000 of Receivables Facilities.

            F. Company shall have furnished to Administrative Agent copies of all Existing Letters of Credit and all amendments to such Existing Letters of Credit. Company shall have paid to the lenders with respect to such Existing Letters of Credit all fees and other amounts owing with respect thereto to but excluding the Closing Date. With respect to letters of credit issued under the Existing L/C Agreement which do not become Existing Letters of Credit under this Agreement, Company shall have replaced or supported all such letters of credit with Letters of Credit issued under this Agreement or such letter of credit shall be otherwise permitted hereunder.

            G. The Agents shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Refinancings and the related transactions will not exceed $6,000,000 in the aggregate.

            H. The Lenders shall have received (i) audited financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 1994, 1995 and 1996, and (ii) a pro forma balance sheet of the Company and its Subsidiaries as of December 31, 1996 after giving effect to the Refinancings, the related transactions and the transactions contemplated hereby, all of the foregoing to be in form and substance satisfactory to the Agents and Lenders.

            I. Company shall have delivered to the Agents a Financial Condition Certificate dated the Closing Date, substantially in the form annexed hereto as Exhibit XI, with appropriate attachments demonstrating that, after giving effect to the consummation of the Refinancings and related transactions, Company will have a positive net worth on a pro forma basis, will not be insolvent by the Indebtedness incurred in connection herewith, will be able to pay its debts as they mature and will not have unreasonably small capital to conduct its business.

            J. On or before the Closing Date, Agents shall have received reports and other information in form, scope and substance satisfactory to Administrative Agent concerning the environmental liabilities of Company.

            K. On or before the Closing Date, Agents shall have received information concerning the litigation and potential liabilities of Company with respect to Centaur Insurance Company in form, scope and substance satisfactory to the Agents.

            L. On or before the Closing Date, Company shall have paid to Administrative Agent for distribution to Lenders, the Agents and their respective affiliates, the fees referred to in subsection 2.3 and payable to such parties on the Closing Date. Administrative Agent and the other Agents shall have paid to each Lender such fees as Administrative Agent and the other Agents shall have agreed to pay such Lender on the Closing Date.

            M. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agents, acting on behalf of Lenders, and their counsel shall be reasonably satisfactory in form and substance to the Agents and such counsel, and the Agents and Administrative Agent's counsel shall have received all such counterpart originals or certified copies of such documents as the Agents or any Lender may reasonably request.

            N. Lenders and their respective counsel shall have received originally executed copies of one or more written opinions of Davis, Polk & Wardwell, special counsel for Company, in form and substance satisfactory to the Agents and their counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in Exhibit V annexed hereto and as to such other matters as any Agent or any Lender may reasonably request, together with evidence satisfactory to Agents that Company has requested such counsel to deliver such opinions to Lenders.

            O. Lenders and their respective counsel shall have received originally executed copies of one or more written opinions of the general counsel for Company and the Borg-Warner Subsidiaries or such other counsel as is satisfactory to the Agents, in form and substance satisfactory to the Agents and their counsel, dated as of the Closing Date, and setting forth substantially the matters in the opinions designated in Exhibit VI annexed hereto and as to such other matters as any Agent may reasonably request.

            P. Lenders shall have received an originally executed copy of one or more written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit VII annexed hereto.

            Q. On or before the making of the Loans, Company shall have delivered to Administrative Agent an Officers' Certificate, dated the Closing Date and addressed to the Agents and Lenders, in form and substance reasonably satisfactory to the Agents, to the effect that (i) the representations and warranties in Section 4 hereof pertaining to such Person are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date, (ii) since December 31, 1996 through the Closing Date there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or of Company and its Subsidiaries taken as a whole (it being understood that the Armored Joint Venture shall not constitute such a material adverse change) and (iii) Company has performed all of its respective obligations required to be performed at or prior to such time in order to consummate the Refinancings and related transactions.

            R. Each Loan Party shall have performed in all material respects all agreements which this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by the Agents.

            S. Company shall have taken or caused to be taken such actions in such a manner so that Collateral Agent, on behalf of Lenders, has a valid and perfected, first priority security interest in the entire Collateral (except to the extent any such security interest cannot be granted under applicable laws). Such actions shall include, without limitation: (1) the delivery pursuant to the applicable Pledge Agreement by Company and the Borg-Warner Guarantor Subsidiaries of certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent) representing all of the capital stock of the Borg-Warner Pledged Subsidiaries and of the Armored Joint Venture required to be pledged pursuant to the Pledge Agreements and (2) the delivery pursuant to the applicable Pledge Agreement of the evidences of indebtedness (which evidences of indebtedness shall be properly endorsed in blank or to Collateral Agent, in form and substance satisfactory to Collateral Agent) representing the intercompany debt obligations.

            T. Company shall have delivered such other documents as the Agents may reasonably request.

            Each Lender hereby agrees that by its execution and delivery of its signature page hereto and by the funding of its Loans to be made on the Closing Date, such Lender approves of and consents to each of the matters set forth in this subsection 3.1 which must be approved by, or which must be satisfactory to, all or Requisite Lenders; provided that in the case of any agreement or document which must be approved by, or which must be satisfactory to, all or Requisite Lenders, Administrative Agent or Company shall have delivered a copy of such agreement or document to such Lender on or prior to the Closing Date in substantially the form in which such agreement or document is executed or delivered on or prior to the Closing Date.

      3.2   Conditions to All Loans

            The obligations of Lenders to make all Loans (which shall not include conversions or continuations of existing Loans pursuant to subsection 2.2D) on each Funding Date are subject to the following further conditions precedent:

            A. Administrative Agent shall have received, in accordance with the provisions of subsection 2.1B, as the case may be, before that Funding Date, an originally executed Notice of Borrowing signed by the chief executive officer, the chief financial officer, the treasurer or any assistant treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in writing delivered to Administrative Agent.

            B.    As of that Funding Date:

                  1. The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date;

                  2. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute (a) an Event of Default or (b) a Potential Event of Default;

                  3. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and other Loan Documents provide shall be performed by it on or before that Funding Date;

                  4. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making that Loan;

                  5. The making of the Loans requested on such Funding Date shall not violate any law, including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve Board; and

                  6. There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries, that has not been disclosed by Company in writing pursuant to subsection 4.6 or 5.1(ix) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Requisite Lenders, would reasonably be expected to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Refinancings and related transactions, this Agreement or the making of Loans hereunder.

      3.3   Conditions to Letters of Credit

            The obligation of any Issuing Lender to issue or extend any Letter of Credit hereunder is subject to prior or concurrent satisfaction of all of the following conditions:

            A. On or before the date of issuance of such Letter of Credit, the initial Loans shall have been made pursuant to subsection 3.1.

            B. On or before the date of issuance of such Letter of Credit, the Issuing Lender with respect thereto shall have received, in accordance with the provisions of subsection 2.9B, a notice requesting the issuance of such Letter of Credit and all other information specified in subsection 2.9B, and such other documents as such Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

            C. On the date of issuance or extension of such Letter of Credit, all conditions precedent described in subsection 3.2B shall be satisfied to the same extent as though the issuance or extension of such Letter of Credit were the making of a Loan and the date of issuance or extension of such Letter of Credit were a Funding Date.


                                  SECTION 4.

                   Company's Representations and Warranties

            In order to induce Lenders to enter into this Agreement, Company represents and warrants to each Lender that the following statements are true, correct and complete:

      4.1   Organization, Powers, Good Standing, Business and Subsidiaries

            A. Organization and Powers. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 1.1 annexed hereto). Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby, and, in the case of Company, to issue the Notes to be issued by it.

            B. Good Standing. Each of the Loan Parties is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has not had and will not have a Material Adverse Effect.

            C. Conduct of Business. On the date hereof, Loan Parties will be engaged only in the businesses described in Schedule 4.1C annexed hereto.

            D. Subsidiaries. All of the Subsidiaries of each of the Loan Parties (other than those Subsidiaries which are inactive or have no operating assets) as of the date of this Agreement and as of the Closing Date are identified on Schedule 1.1 annexed hereto. The capital stock of each Person identified in Schedule 1.1 is duly authorized, validly issued, fully paid and nonassessable. As of December 31, 1996, the Material Subsidiaries own not less than 54.5% of the value of all tangible assets of Loan Parties taken as a whole as reflected on the balance sheet of the Company as of such date. The capital stock of each Person identified on Schedule 1.1 is not Margin Stock. Each of the Subsidiaries identified on Schedule 1.1 is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted, except where failure to be in good standing or a lack of corporate power and authority has not had and will not have a Material Adverse Effect. Schedule
1.1 correctly sets forth the ownership interest of each of the Loan Parties in each of its Subsidiaries identified therein and identifies (i) all Material Subsidiaries, (ii) all Borg-Warner Guarantor Subsidiaries and (iii) all Borg-Warner Pledged Subsidiaries.

      4.2   Authorization of Borrowing, etc.

            A. Authorization of Borrowing. The execution, delivery and performance of, and the consummation of the transactions contemplated by, the Loan Documents and the issuance, delivery and payment of the Notes have been duly authorized by all necessary corporate action by each Loan Party.

            B. No Conflict. The execution, delivery and performance by each Loan Party of, and the consummation of the transactions contemplated by, each Loan Document to which it is respectively a party and the issuance, delivery and performance of the Notes do not and will not (i) violate any provision of law applicable to any Loan Party, the Certificate of Incorporation or Bylaws of any Loan Party, or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than Liens in favor of the Collateral Agent), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for (a) such approvals, or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, and (b) with respect to Loan Parties, such violations, conflicts, breaches, Liens and defaults which would not have, and such approvals the absence of which would not have, a Material Adverse Effect.

            C. Governmental Consents. The execution, delivery and performance by each Loan Party of, and the consummation of the transactions contemplated by, the Loan Documents to which it is a party and application of the proceeds of the Loans and the issuance, delivery and performance of the Notes, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body except for any filings required in connection with the perfection of security interests granted pursuant to Loan Documents and other filings, authorizations and consents and approvals either referred to in subsection 4.9 hereof or the absence of which would not have a Material Adverse Effect.

            D. Binding Obligation. This Agreement is, and the other Loan Documents and the Notes, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and subject to the availability of equitable remedies.

      4.3   Financial Condition

            Company has heretofore delivered to Lenders, at Lenders' request, the audited financial statements of Company on a consolidated basis, as of December 31, 1996 and the related audited statements of income, shareholders' equity and cash flow for the fiscal period then ended.

            Such financial statements were prepared in conformity with GAAP and fairly present the consolidated financial position of Company and its Subsidiaries as at the date thereof and the consolidated results of operations and statement of cash flow of Company and its Subsidiaries for each of the periods covered thereby. Except as disclosed on Schedule 6.4, neither Company nor any of its Consolidated Subsidiaries, taken as a whole, has any material Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing financial statements, or the notes thereto.

      4.4   No Material Adverse Change; No Stock Payments

            Since December 31, 1996, there has been no change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of Company and its Consolidated Subsidiaries which has been, either in any case or in the aggregate, materially adverse to Company and its Consolidated Subsidiaries, taken as a whole, other than changes contemplated by or disclosed in this Agreement. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed so to do except as permitted by subsection 6.5 or, prior to the Closing Date, except as permitted by the Existing Revolving Credit Agreement, the Existing L/C Agreement or the Existing Term Loan Agreement.

      4.5   Title to Properties; Liens

            Each Loan Party and each Subsidiary thereof has good, sufficient and legal title, subject to Permitted Encumbrances, to all their respective material properties and assets reflected in the most recent consolidated balance sheet referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1 of this Agreement and to all their material properties and assets acquired since the date of such consolidated balance sheet or financial statements, except for assets disposed of in the ordinary course of business since the date of such consolidated balance sheet or financial statements. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

      4.6   Litigation; Adverse Facts

            Except as set forth on Schedule A annexed hereto, there is no action, suit, proceeding, governmental investigation or arbitration (whether or not purportedly on behalf of any Loan Party or any respective Subsidiary thereof) at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting any Loan Party or any of their respective Subsidiaries or any property of any Loan Party or any Subsidiary thereof that would reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, no Loan Party has received any notice of termination of any material contract, lease or other agreement or suffered any material damage, destruction or loss (whether or not covered by insurance) or had any employee strike, work-stoppage, slow-down or lock-out or any substantial, nonfrivolous threat directed to it of any imminent strike, work-stoppage, slow-down or lock-out, any of which remain pending, that could reasonably be expected to result in any Material Adverse Effect.

      4.7   Payment of Taxes

            Except to the extent permitted by subsection 5.3, all material tax returns and reports of each Loan Party and each Subsidiary of each Loan Party required to be filed by any of them have been timely filed, and all material taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against any such Person that would be material to the condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, which is not being actively contested by such Person to the extent affected thereby, in good faith and by appropriate proceedings, provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

      4.8   Materially Adverse Agreements; Performance of Agreements

            A. No Loan Party is a party to or is subject to any material agreement or instrument materially and adversely affecting the financial condition of Company and its Subsidiaries, taken as a whole.

            B. None of the Loan Parties and none of the respective Subsidiaries of the Loan Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

      4.9   Governmental Regulation

            Except for state laws applicable to certain motor carrier operations of Company's Subsidiaries, no Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any Federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed. The Interstate Commerce Act does not restrict the ability of any Loan Party to incur or guarantee any Indebtedness.

      4.10  Securities Activities

            None of the Loan Parties and none of the Subsidiaries of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

      4.11  Employee Benefit Plans

            A. Except as set forth in Schedule A, Item 1 of Section 4.11 annexed hereto, each Loan Party is in material compliance with all applicable provisions and requirements of Title I, II and IV of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and has performed all its obligations under each Employee Benefit Plan in all material respects.

            B. No ERISA Event (determined without regard to any materiality standard in that definition) has occurred or is reasonably expected to occur which could reasonably be expected to result in liability to a Loan Party or any of its ERISA Affiliates in excess of $2,500,000.

            C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as described on Schedule A annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of a Loan Party or any of its Subsidiaries.

            D. As of the most recent valuation date for all Pension Plans, the excess of the aggregated accumulated benefit obligations, as defined in Statement of Financial Accounting Standards No. 87 (the "ABO"), over the aggregate total fair market value for all such Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which the fair market value of the assets exceeds the ABO), does not exceed $40,000,000.

      4.12  Patents, Trademarks, etc.

            Each Loan Party owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business, or operations of Company and its Subsidiaries, taken as a whole ("Intellectual Property"). Except as disclosed on Schedule A, no claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property and Company does not know of any valid basis for any such claim. Except as disclosed on Schedule A, the use of such Intellectual Property by Loan Parties does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of Loan Parties that is material to Company and its Subsidiaries, taken as a whole. The rights of Loan Parties to sell, franchise or license under such trade names then being used may be transferred in connection with any sale of assets or stock of the related business by Loan Parties.

      4.13  Certain Fees

            Company hereby indemnifies Lenders against and agrees that it will hold Lenders harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with the Refinancings or any of the other transactions contemplated thereby and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability. No other similar fees or commissions will be payable by Company for any other services rendered to Company or any of its Subsidiaries ancillary to the transactions contemplated hereby.

      4.14  Environmental Matters

            A.    Except as disclosed on Schedule A annexed hereto:

                  (i) the operations of Loan Parties comply in all material respects with all Environmental Laws;

                  (ii) Loan Parties have obtained all material environmental, health and safety permits, licenses and approvals necessary for their respective operations, and all such permits, licenses and approvals are in good standing and Loan Parties are in material compliance with all terms and conditions of such permits, licenses and approvals;

                  (iii) No Loan Parties have received (A) any written notice or claim to the effect that any of them is or may be liable in any material respect to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9604) or comparable state laws, and to the best of Company's knowledge, none of the operations of any Loan Party is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any Facility or at any other location, in each case, regarding any matter which could be reasonably expected to result in a Material Adverse Effect;

                  (iv) none of the operations of any Loan Party is the subject of any pending judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                  (v) No Loan Party nor any of its present Facilities or operations, or its past Facilities or operations, is subject to any outstanding written order or agreement with any governmental authority or private party respecting (A) any Environmental Laws or (B) any Environmental Claims which could reasonably be expected to have a Material Adverse Effect;

                  (vi) No Loan Party has any Contingent Obligation in connection with any Release of any Hazardous Materials by any Loan Party which could reasonably be expected to have a Material Adverse Effect;

                  (vii) No Loan Party's operations involve the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent and no Loan Party nor, to the best of Company's knowledge, any predecessor in title to any Loan Party or any third party at any time occupying any Facility has at any time used, generated, disposed of, stored, transported to or from, released or threatened the release of any Hazardous Materials, in any form, quantity or concentration on, from, under or affecting such Facility in a manner that could reasonably expect to result in material liability of or material claim against any Loan Party;

                  (viii) No event or condition has occurred with respect to underground storage tanks or surface impoundments on or at the Facilities violating any Environmental Laws or relating to any Release of any Hazardous Materials at such storage tanks or surface impoundments which, individually, or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; and

                  (ix) no Lien in favor of any governmental authority for (A) any liability under Environmental Laws, or (B) damages arising from or costs incurred by such governmental authority in response to a Release has been filed or attached to the Facilities.

            B. No Material Adverse Effect. No Hazardous Materials exist on, under or about any Facility in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect and no Loan Party has filed any notice or report of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect. The matters disclosed on Schedule A, individually or in the aggregate, could not reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect.

      4.15  Disclosure.

            No representation or warranty of any Loan Party contained in this Agreement, or any other document, certificate or written statement furnished to Lenders by or on behalf of any such Person for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any such Person in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to any such Person (other than matters of a general economic nature) that materially and adversely affects the business, operations, property, assets, prospects or condition (financial or otherwise) of any such Person and its respective Subsidiaries, taken as a whole, that has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


                                  SECTION 5.

                        Company's Affirmative Covenants

            Company covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all of the Loans and Notes and all other amounts owing hereunder and expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform all covenants in this Section 5.

      5.1   Financial Statements and Other Reports

            Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Lenders:

                  (i) as soon as practicable and in any event within 45 days (in the case of the last month of each fiscal quarter) or 30 days (in the case of all other months) after the end of each month ending after the Closing Date in each of Company's fiscal years, the monthly financial reporting package distributed internally to the officers of Company (the "G-1 Report"), which shall include (a) the consolidated balance sheets of Company as at the end of such month and the related consolidated statements of income of Company for such month and for the period from the beginning of the then current fiscal year to the end of such month and the related consolidated statements of cash flow of Company for the period from the beginning of the then current fiscal year to the end of such month, (b) a schedule of the outstanding Indebtedness for borrowed money of Company describing each such debt issue or loan outstanding, and the principal amount in respect of each such debt issue or loan, and (c) a brief summary describing the operations of Company and its Subsidiaries and a schedule containing summaries of revenues and operating income, in each case for such month and for the period from the beginning of the then current fiscal year to the end of such month by Division, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsection 5.1(xii), all in reasonable detail and certified by the chief financial officer, chief accounting officer or treasurer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and changes in their cash flow for the periods indicated, subject to changes resulting from audit and normal year-end adjustment;

                  (ii) as soon as practicable and in any event within 45 days after the end of the first three fiscal quarters (a) a G-1 Report for the fiscal period then ended and (b) the quarterly report of Company filed with the Securities and Exchange Commission on Form 10-Q or the financial statements of Company which would be required to be filed on Form 10-Q if such Form 10-Q is not filed;

                  (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year of Company (a) a G-1 Report for the fiscal period then ended, (b) the Annual Report on Form 10-K of Company filed with the Securities and Exchange Commission or the audited financial statements of Company which would be required to be filed on Form 10-K if such Form 10-K is not filed, (c) in the case of such consolidated financial statements, accompanied by a report thereon of independent certified public accountants of recognized national standing selected by Company, which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and (d) certified by the chief financial officer, treasurer or chief accounting officer of Company that such statements fairly present the financial condition of Company and its Subsidiaries as at such date and the results of their operations for the periods covered thereby;

                  (iv) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto;
      (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.4, 6.5,
      6.6 and 6.7; and (c) an Officers' Certificate listing Asset Sales, the Net Cash Proceeds of which have not yet been utilized to make prepayments on the Loans pursuant to subsection 2.4A(ii)(a), and the aggregate amount of such Net Cash Proceeds;

                  (v) together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the Notes as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default with respect to accounting matters that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in either or both the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to clause (b) of such subdivision (iv) above for the applicable fiscal year are not stated in accordance with the terms of this Agreement;

                  (vi) promptly upon receipt thereof, a summary of significant comments submitted to Company by independent public accountants in connection with each annual, interim or special audit of the financial statements of Company made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

                  (vii) promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (viii) promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed or is disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of a material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (ix) promptly upon any officer of Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed by Company to Lenders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, that, in either case

                        (y) if there exists a reasonable likelihood that such action, suit, proceeding, governmental investigation or arbitration would be adversely determined, might have a Material Adverse Effect; or

                        (z) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Refinancings and related transactions;

      Company shall promptly give notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters;

                  (x) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the applicable Loan Party or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xi) with reasonable promptness, copies of (a) upon request of Requisite Lenders, each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by a Loan Party or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan (in which any employees of Company or any of its Subsidiaries have ever participated as employees of Company or one of its Subsidiaries) for which a Schedule B is required to be filed; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as any Agent or any Lender shall reasonably request;

                  (xii) as soon as practicable and in any event within 30 days after the Board of Directors of Company has given its approval, the annual budget and financial forecast for each succeeding fiscal year of Company and its Subsidiaries and setting forth forecasted sales, operating profit, cash flows, capital expenditures and depreciation on a Division by Division basis;

                  (xiii) as soon as practicable and in any event by the last day of each fiscal year of Company, a report in form and substance reasonably satisfactory to Agents and Requisite Lenders outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

                  (xiv) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subsection (iii) above, a written notice setting forth with respect to each Person that became a Subsidiary of Company (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 1.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 1.1 annexed hereto for all purposes of this Agreement);

                  (xv) at such time as Company sends a notice to Defense Investigative Service pursuant to paragraph 2 of the Defense Investigative Service Letter, Company will concurrently notify its then relationship manager at Administrative Agent, via telephone, of the transmission of such notice to Defense Investigative Service and will also concurrently fax a copy of Company's notice to its then relationship manager at Administrative Agent; and

                  (xvi) with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

      5.2   Corporate Existence, etc.

            Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is not materially disadvantageous to any Lender.

      5.3   Payment of Taxes and Claims; Tax Consolidation

            A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

      5.4   Maintenance of Properties; Insurance

            Company will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations ("Industry Standards") and may self insure to the extent, but only to the extent, consistent with Industry Standards.

      5.5   Inspection; Lender Meeting; Confidentiality

            A. Company shall permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will participate in a meeting of Agents and Lenders if requested by Agents to be held at Company's corporate offices at such time as may be agreed to by Company and Requisite Lenders.

            B. Each Agent and each Lender acknowledges that Company is a public company subject to the Exchange Act and that in the course of complying with this Agreement, such Agent and Lender may obtain material, non-public information, and each Agent and each Lender hereby agrees to keep any non-public information delivered or made available to such Agent or such Lender pursuant to the Loan Documents, which Company or its authorized representative has identified as non-public, confidential information, confidential from any Person other than Persons, including attorneys, consultants or other professional advisors, employed by or retained by such Agent or such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans or Affiliates of such Agent or such Lender which have agreed to keep such information confidential pursuant to this subsection 5.5B; provided, that nothing herein shall prevent any Lender from disclosing such information to any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer of any Loans or participation therein (whether or not such assignment, transfer or participation actually occurs), or as required or requested by a governmental agency or representative thereof, or pursuant to legal process or otherwise required by law, or as required in connection with the exercise of any remedy under the Loan Documents; provided, however, that this subsection shall no longer apply to information which has become public other than through a breach by any Agent or any Lender of this subsection or information that has been received by a Lender without restrictions as to disclosure or use from a Person who, to such Lender's knowledge or reasonable belief, was not prohibited from disclosing such information by any duty of confidentiality.

      5.6   Equal Security for Obligations; No Further Negative Pledges

            A. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to any creation or assumption of any such Lien not permitted by the provisions of subsection 6.2.

            B. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, or as may be restricted by the 9 1/8% Subordinated Note Indenture, the New Senior Subordinated Note Indenture or the Receivables Facilities, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

      5.7   Compliance with Laws, etc.

            Company and its Subsidiaries shall exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would have a Material Adverse Effect.

      5.8   Environmental Disclosure and Inspection

            (i) Company shall comply, and shall cause each of its Subsidiaries and their Facilities to comply, and shall use its reasonable efforts to cause (a) their respective employees, agents, contractors and subcontractors, (b) all tenants under any lease or occupancy agreement affecting any portion of the Facilities and (c) all other Persons on or occupying such property to comply, with all Environmental Laws.

            (ii) Company shall promptly advise Administrative Agent in writing and in reasonable detail of (a) any Release of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency under all applicable Environmental Laws, (b) any remedial action taken by Company or, to the extent Company or any of its Subsidiaries has any such knowledge, any other Person in response to (1) any Hazardous Material on, under or about any Facility, the existence of which could reasonably be expected to result in a Material Adverse Effect or (2) any Environmental Claim that could reasonably be expected to result in a Material Adverse Effect, and (c) any request for information from any governmental agency that indicates such agency is investigating whether Company or its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

            (iii) Company shall, at its own expense, provide copies to Administrative Agent of such documents or information to which Company or any of its Subsidiaries has access as Administrative Agent or Requisite Lenders may reasonably request in relation to any matters disclosed pursuant to this subsection 5.8.

      5.9   Hazardous Materials; Remedial Action

            A. Company shall, and shall cause its Subsidiaries to, (i) store, use, dispose of and transport any Hazardous Materials in material compliance with all applicable Environmental Laws and (ii) promptly take any and all necessary remedial action in response to the Release of any Hazardous Materials on, under or about any Facility. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Material is being contested in good faith by Company or such Subsidiary and such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            B. Company shall not and shall not permit its Subsidiaries to install or permit to be installed any asbestos in any property owned by any of them and Company shall not and shall not permit its Subsidiaries to install, and Company and its Subsidiaries shall otherwise use their best efforts to prevent the installation of, any asbestos in any property leased by any of them. With respect to any asbestos currently present in such property, Company shall and shall cause its Subsidiaries to promptly and in accordance with all applicable Environmental Laws and prudent industry practices maintain such asbestos in good and safe condition.

      5.10  BW-Other Corporation

            A. Company and its Subsidiaries may not make direct or indirect Investments in or become or be liable with respect to any Contingent Obligation with respect to BW-Other Corporation except for existing investments listed on Schedule 6.3; provided, however, that Company may pay the Centaur Settlement Amount; and, provided further that Company may pay routine costs and expenses related to BW-Other Corporation in the ordinary course of business consistent with past practices. Company will not and will not permit any of its Subsidiaries to directly or indirectly enter into or permit to exist any transaction between Company and its Subsidiaries and BW-Other Corporation on terms that are less favorable to Company and its Subsidiaries than those that might be obtained from third parties.

            B. Company will not, and will not permit any of its Consolidated Subsidiaries to, merge or consolidate with or otherwise acquire, in one transaction or a series of transactions, any material portion of BW-Other Corporation.

      5.11  Further Assurances as to Future Material Subsidiaries

            Company will notify Administrative Agent promptly in the event that any Subsidiary becomes a Material Subsidiary and from and after the Closing Date will cause each such Subsidiary to execute counterparts of the Borg-Warner Subsidiary Guaranty and the Borg-Warner Subsidiary Pledge Agreement (or appropriate amendments thereof), in each case to the same extent and subject to the same limitations as though such Subsidiary were a Borg-Warner Guarantor Subsidiary or Borg-Warner Pledged Subsidiary on the date hereof, and to take all such further action as may be required to perfect the security interests granted thereunder as may be required by Agents and Requisite Lenders.

      5.12  FOCI Matters

            Company will notify the Administrative Agent promptly in the event that any governmental agency requests the Administrative Agent to take any action necessary or desirable to maintain the security clearances of Company and its Subsidiaries. The Administrative Agent hereby agrees that, if so requested, it will provide an officer's certificate, in form and substance satisfactory to the Administrative Agent, to the appropriate governmental agency to the effect that after the occurrence and continuation of an Event of Default, it will provide such governmental agency with not less than 30 days advance notification of the time at which it believes it may commence exercising its foreclosure rights with respect to any Pledged Shares and that in the event that it forecloses on such Pledged Shares, it will notify such governmental agency immediately of any intended sale, transfer or other disposition of such Pledged Shares; provided that such officer's certificate shall also include such acknowledgements, qualifications or limitations with respect to the foregoing that Administrative Agent believes to be necessary or desirable. The Company agrees that at any time it may be required to notify any governmental agency with respect to such matters that it will concurrently notify the Administrative Agent of such notice and provide a copy of such notice to Administrative Agent. The Company also acknowledges and agrees that any agreement of Administrative Agent to provide the foregoing officer's certificate or to take any other appropriate action is not intended to, and does not in fact, waive, modify, amend or change, in any respect, any of the terms and conditions of any of the Loan Documents, including without limitation, Administrative Agent's ability to exercise any of its rights or remedies under any of the Loan Documents against any of the Loan Parties or with respect to any of the Pledged Collateral at the times and in the manner permitted by such Loan Documents, and that no Loan Party is intended to be, and no Loan Party shall be, a third party beneficiary of any officer's certificate provided by Administrative Agent to such governmental agency.


                                  SECTION 6.

                         Company's Negative Covenants

            Company covenants and agrees that, so long as any of the Commitments shall be in effect and until payment in full of all of the Loans and Notes and all other amounts owing hereunder and expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company will perform all covenants in this Section 6.

      6.1   Indebtedness

            Company shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company and its Consolidated Subsidiaries may become and remain liable with respect to the Obligations;

                  (ii) Company and its Consolidated Subsidiaries (other than Old Armored) may remain and may become and remain liable with respect to Indebtedness to Company and its Consolidated Subsidiaries; provided that
      (a) any Indebtedness owed by Company to any of its Subsidiaries shall, to the extent permitted by applicable law, be subordinated in right of payment, from and after such time as the Loans shall become due and payable (whether at stated maturity, by acceleration or otherwise), to the payment in full of the Obligations of Company under this Agreement and the Obligations of a Subsidiary under the Loan Guaranties and the Borg-Warner Subsidiary Pledge Agreement, and (b) any payment by any of Company's Subsidiaries under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or any of its Subsidiaries for whose benefit the payment is made;

                  (iii) Company and its Consolidated Subsidiaries may remain liable with respect to each of the items of Existing Indebtedness described in Schedule 6.1 annexed hereto and any Indebtedness incurred to refinance such Existing Indebtedness; provided that after giving effect to such refinancing Indebtedness and the repayment of the corresponding Existing Indebtedness with the proceeds thereof, (a) the aggregate principal amount of the refinancing Indebtedness and the corresponding Existing Indebtedness so refinanced shall not be greater than the outstanding principal amount of such Existing Indebtedness immediately prior to such refinancing, (b) the weighted average life to maturity of such refinancing Indebtedness shall be no shorter than the Existing Indebtedness being refinanced and (c) such refinancing Indebtedness shall not be secured by any additional property than that which secures the Existing Indebtedness being refinanced;

                  (iv) Company and its Consolidated Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that the aggregate outstanding amount of such Capital Leases does not exceed $30,000,000 at any time;

                  (v) Company and its Consolidated Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 6.4 and, upon any obligations actually arising pursuant thereto, the Indebtedness incurred in connection with the satisfaction of such Contingent Obligations so extinguished;

                  (vi) Company may remain liable with respect to $150,000,000 in aggregate principal amount of the 9 1/8% Subordinated Notes and $125,000,000 in aggregate principal amount of the New Senior Subordinated Notes;

                  (vii) BPS Financial Services, Inc. may become and remain liable with respect to the Trade Receivables Facility and with respect to intercompany promissory notes in favor of Company and its other Consolidated Subsidiaries, evidencing BPS Financial Services, Inc.'s obligations with respect to the purchase price of receivables purchased by BPS Financial Services, Inc. under the Trade Receivables Facility provided that all intercompany promissory notes issued to Company or Material Subsidiaries shall be pledged by Company or such Material Subsidiaries to Collateral Agent for the benefit of Lenders;

                  (viii) In addition to the Indebtedness permitted by clauses
      (i)-(vii) and clauses (ix) and (xi), Company's Consolidated Subsidiaries which constitute Foreign Entities may incur and remain liable with respect to Indebtedness not exceeding at any one time $10,000,000 in aggregate outstanding principal amount;

                  (ix) Wells Fargo Alarm Services, Inc., BW-Canada Alarm (Wells Fargo) Corporation, and their respective wholly owned subsidiaries may become and remain liable with respect to the Alarm Services Contract Securitization Facility;

                  (x) Indebtedness of the Company and its Subsidiaries assumed or acquired in connection with a Permitted Acquisition under subsection 6.7 which Indebtedness existed immediately prior to the time of such Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition; and

                  (xi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness; provided that the maximum aggregate liability of Company and its Subsidiaries with respect to such other Indebtedness, together with the Contingent Obligations permitted pursuant to subsection 6.4(xi), shall not at any one time exceed $25,000,000.

      6.2   Liens

            Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable), of Company or any of its Consolidated Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (i)   Permitted Encumbrances;

                  (ii) Liens granted pursuant to the Collateral Documents in favor of Collateral Agent for the benefit of the Lenders and the beneficiaries of the guaranties permitted pursuant to subsection 6.4(iii);

                  (iii) Liens described in Schedule 6.2 annexed hereto securing Indebtedness permitted pursuant to subsection 6.1(iii) or (v);

                  (iv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of Company or its Subsidiaries;

                  (v) Liens on property subject to such Capital Leases securing the Indebtedness described in subsection 6.1(iv);

                  (vi) Liens in favor of the purchaser and its assignee of Company's and its Consolidated Subsidiaries' receivables with respect to receivables purchased pursuant to the Trade Receivables Facility permitted pursuant to subsection 6.1(vii);

                  (vii) Liens on the assets or property of a Consolidated Subsidiary which is a Foreign Entity securing the Indebtedness incurred by such Foreign Entity and permitted pursuant to subsection 6.1(viii);

                  (viii) Liens in favor of the purchaser of receivables, contracts and/or leases from Wells Fargo Alarm Services, Inc., BW-Canada Alarm (Wells Fargo) Corporation, and their respective subsidiaries, with respect to such receivables, contracts and/or leases in connection with the Alarm Services Contract Securitization Facility permitted under subsection 6.1(ix);

                  (ix) Liens securing Indebtedness permitted under subsection 6.1(x), which Liens are existing prior to the time such Indebtedness was assumed or acquired by the Company or its Consolidated Subsidiaries or the time the entity which incurred such Indebtedness became a Subsidiary of Company; provided that such Liens were not incurred in connection with, or in contemplation of, the acquisition of such Subsidiary and such Liens extend to or cover only the property and assets of such entity which were covered by such Liens and which were owned by such entity, in each case at the time such entity became a Subsidiary of Company;

                  (x) The New Senior Subordinated Note Indenture or the 9 1/8% Subordinated Note Indenture may contain covenants requiring Company to provide for equal and ratable Liens or security to the holders of the New Senior Subordinated Notes and 9 1/8% Subordinated Notes, respectively; provided that notwithstanding the foregoing, this exception shall not be construed as a consent by Requisite Lenders to any creation or assumption of any such Lien or security not otherwise permitted by the provisions of this subsection 6.2; and

                  (xi) Liens securing Indebtedness permitted pursuant to subsection 6.1(xi).

      6.3   Investments

            Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, make or own any Investment in any Person, except:

                  (i) Company and its Consolidated Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Consolidated Subsidiaries may make and own Investments described on Schedule 6.3 annexed hereto;

                  (iii) Company and its Consolidated Subsidiaries may make intercompany loans to the extent permitted under subsection 6.1(ii); Company and its Consolidated Subsidiaries may own the Investments existing on the Closing Date in Company's Subsidiaries; Company and its Consolidated Subsidiaries may make and own additional Investments after the Closing Date in Consolidated Subsidiaries (other than Old Armored) which constitute Material Subsidiaries or in Consolidated Subsidiaries (other than Old Armored) which are both Borg-Warner Guarantor Subsidiaries and Borg-Warner Pledged Subsidiaries;

                  (iv) Company and its Consolidated Subsidiaries may acquire and retain ownership of Investments in connection with Asset Sales permitted by subsection 6.7(iii);

                  (v) Company and its Consolidated Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vi) Company and its Consolidated Subsidiaries may make intercompany investments in BPS Financial Services, Inc. to the extent permitted pursuant to subsection 6.1(vii); and

                  (vii) Company and its Consolidated Subsidiaries may create or acquire new Consolidated Subsidiaries, make Investments in such Consolidated Subsidiaries, make additional Investments in the Armored Joint Venture and make other Investments, including in Joint Ventures, to the extent not otherwise prohibited under this Agreement provided that the aggregate amount of all such Investments in any Fiscal Year together with the Adjusted Consolidated Capital Expenditure Amount in such Fiscal Year plus all amounts expended for Permitted Acquisitions pursuant to subsection 6.7(ii) in such Fiscal Year does not exceed $75,000,000, as such amount may be increased by any Reinvested Asset Sale Proceeds for such Fiscal Year.

      6.4   Contingent Obligations

            Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation except:

                  (i) Guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                  (ii)  Contingent Obligations under the Loan Guaranties;

                  (iii) Guaranties in favor of Lenders or their respective Affiliates of Interest Rate Agreements and Currency Agreements entered into by Company;

                  (iv) Contingent Obligations relating to obligations of Company to make payments with respect to the cancellation or repurchase of certain stock or stock options granted or to be granted to employees of Company and its Subsidiaries under the Borg-Warner Security Corporation Management Stock Option Plan, the 1993 Stock Incentive Plan or any other employee or director stock option, incentive, purchase, retirement, savings or similar plan or pursuant to subscription agreements with respect to shares of Common Stock;

                  (v) Interest Rate Agreements and Currency Agreements entered into by Company or its Subsidiaries;

                  (vi) Contingent Obligations described on Schedule 6.4 annexed hereto;

                  (vii) Contingent Obligations in respect of liabilities of Company and its Subsidiaries permitted pursuant to subsection 6.1(vii) and in respect of any other obligation of Company or its Consolidated Subsidiaries which constitute Material Subsidiaries which is permitted under this Agreement;

                  (viii) Contingent Obligations relating to guaranties of the obligations of suppliers, customers, franchisees and licensees of Company and its Consolidated Subsidiaries; provided that the maximum aggregate liability of Company and its Consolidated Subsidiaries under all such Contingent Obligations, shall not at any one time exceed $5,000,000 (including any Contingent Obligations in existence as of the date hereof);

                  (ix) Contingent Obligations of Company relating to Indebtedness permitted under subsection 6.1(viii) that is incurred by a Foreign Entity which is a Consolidated Subsidiary;

                  (x) Contingent Obligations with respect to the Alarm Services Contract Securitization Facility;

                  (xi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of letters of credit issued other than under this Agreement; provided that the maximum aggregate liability of Company and its Subsidiaries under all such Contingent Obligations, together with the Indebtedness permitted pursuant to subsection 6.1(xi), shall not at any one time exceed $25,000,000;

                  (xii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit; and

                  (xiii) In addition to the Contingent Obligations permitted by clauses (i)-(xii), Company and its Consolidated Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability of Company and its Consolidated Subsidiaries in respect of all such Contingent Obligations shall not at any one time exceed $10,000,000.

      6.5   Restricted Junior Payments

            Company shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; except:

            (i) Company may make Restricted Junior Payments to cancel or repurchase stock or stock options granted or to be granted to directors or employees of Company or any of its Consolidated Subsidiaries under the Borg-Warner Security Corporation Management Stock Option Plan, the 1993 Stock Incentive Plan or any other employee or director stock option, incentive, purchase, retirement, savings or similar plan or pursuant to any stock subscription agreements with respect to shares of Common Stock in an aggregate amount which does not exceed $5,000,000 in any calendar year and $20,000,000 in the aggregate;

            (ii) On or after the first anniversary of the Closing Date, Company may make Restricted Junior Payments to repurchase shares of Common Stock then outstanding in an aggregate annual amount which does not exceed $10,000,000; provided, that after giving effect to any Restricted Junior Payment permitted under this subsection 6.5(ii), the Company is in pro forma compliance with the financial covenants referred to in subsection 6.6; and

            (iii) Company may make Restricted Junior Payments in respect of Company's obligations to pay interest on its Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, the terms of such Subordinated Indebtedness, as such terms are in effect on the Closing Date;

provided that immediately prior to and immediately after giving effect to any Restricted Junior Payment permitted by this subsection 6.5, no Event of Default or Potential Event of Default exists or will exist.

            Company will not, and will not permit any of its Subsidiaries to, deposit any funds for the purpose of making any Restricted Junior Payment with a trustee, paying agent or registrar or other payment intermediary more than three (3) Business Days prior to the date such payment is due, unless required to do so by the terms, as of the Closing Date, of the applicable indenture.

            In addition, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Company or any Subsidiary of Company, (b) subject to subordination provisions, pay any indebtedness owed to Company or any other Subsidiary, (c) make loans or advances to Company or any other Subsidiary or (d) transfer any of its property or assets to Company or any other Subsidiary, except as provided herein, in the 9 1/8% Subordinated
Note Indenture, in the New Senior Subordinated Note Indenture or in the Trade Receivables Facility (with respect to BPS Financial Services, Inc.), any restrictions existing under any other agreements as in effect on the Closing Date or any renewals or extensions thereof; provided that the terms and conditions of any such renewals or extensions are no less favorable to Lenders than the agreements being renewed or extended.

      6.6   Financial Covenants

            A. Interest Coverage Ratio. Company will not permit its Interest Coverage Ratio as of the last day of each of the fiscal quarters shown below for the four consecutive preceding fiscal quarters ended on such date, to be less than the correlative ratio indicated below:

                                                     Minimum
            Fiscal Quarter Ended             Interest Coverage Ratio
            --------------------             -----------------------

            March 31, 1997                          2.20:1.00
            June 30, 1997                           2.20:1.00
            September 30, 1997                      2.20:1.00
            December 31, 1997                       2.20:1.00

            March 31, 1998                          2.25:1.00
            June 30, 1998                           2.25:1.00
            September 30, 1998                      2.30:1.00
            December 31, 1998                       2.30:1.00

            March 31, 1999                          2.40:1.00
            June 30, 1999                           2.40:1.00
            September 30, 1999                      2.40:1.00
            December 31, 1999                       2.40:1.00

            March 31, 2000                          2.50:1.00
            June 30, 2000                           2.50:1.00
            September 30, 2000                      2.60:1.00
            December 31, 2000                       2.75:1.00

            March 31, 2001                          2.75:1.00
            June 30, 2001                           2.75:1.00
            September 30, 2001                      2.75:1.00
            December 31, 2001                       2.75:1.00

            March 31, 2002                          2.75:1.00

            B. Leverage Ratio. Company will not permit the ratio as of the last day of each of the fiscal quarters shown below of Funded Debt to Consolidated EBITDA for the four consecutive preceding fiscal quarters ended on such date to be more than the correlative ratio indicated for such date:

            Fiscal Quarter Ended              Maximum Leverage Ratio
            --------------------              ----------------------

            March 31, 1997                          3.40:1.00
            June 30, 1997                           3.40:1.00
            September 30, 1997                      3.45:1.00
            December 31, 1997                       3.50:1.00

            March 31, 1998                          3.50:1.00
            June 30, 1998                           3.50:1.00
            September 30, 1998                      3.45:1.00
            December 31, 1998                       3.45:1.00

            March 31, 1999                          3.30:1.00
            June 30, 1999                           3.30:1.00
            September 30, 1999                      3.30:1.00
            December 31, 1999                       3.30:1.00

            March 31, 2000                          3.20:1.00
            June 30, 2000                           3.20:1.00
            September 30, 2000                      3.10:1.00
            December 31, 2000                       3.10:1.00

            March 31, 2001                          3.00:1.00
            June 30, 2001                           3.00:1.00
            September 30, 2001                      3.00:1.00
            December 31, 2001                       3.00:1.00

            March 31, 2002                          3.00:1.00

            C. Consolidated Net Worth. Company will not permit its Consolidated Net Worth as of the last day of the fiscal quarters set forth below and at all times thereafter (until the last day of the next fiscal quarter when such amounts shall be increased as provided for herein) to be less than the correlative amount indicated below:

            Fiscal Quarter Ended              Consolidated Net Worth
            --------------------              ----------------------

            March 31, 1997                      $  30,000,000
            June 30, 1997                          33,000,000
            September 30, 1997                     36,000,000
            December 31, 1997                      40,000,000

            March 31, 1998                         44,500,000
            June 30, 1998                          49,000,000
            September 30, 1998                     54,000,000
            December 31, 1998                      58,000,000

            March 31, 1999                         63,000,000
            June 30, 1999                          68,500,000
            September 30, 1999                     74,000,000
            December 31, 1999                      81,000,000

            March 31, 2000                         85,500,000
            June 30, 2000                          94,000,000
            September 30, 2000                     99,000,000
            December 31, 2000                     106,000,000

            March 31, 2001                        108,000,000
            June 30, 2001                         114,000,000
            September 30, 2001                    119,000,000
            December 31, 2001                     121,000,000

            March 31, 2002                        121,000,000


            D. Consolidated EBITDA. Company will not permit Consolidated EBITDA as of the last day of each of the fiscal quarters shown below for the four consecutive preceding fiscal quarters ended on such date to be less than the correlative amount indicated below:

                                               Minimum Consolidated
            Fiscal Quarter Ended                     EBITDA
            --------------------               --------------------

            March 31, 1997                      $ 115,000,000
            June 30, 1997                         111,000,000
            September 30, 1997                    104,000,000
            December 31, 1997                      95,000,000

            March 31, 1998                         96,000,000
            June 30, 1998                          97,000,000
            September 30, 1998                     99,000,000
            December 31, 1998                     100,000,000

            March 31, 1999                        100,000,000
            June 30, 1999                         101,000,000
            September 30, 1999                    102,000,000
            December 31, 1999                     103,000,000

            March 31, 2000                        105,000,000
            June 30, 2000                         105,000,000
            September 30, 2000                    108,000,000
            December 31, 2000                     110,000,000

            March 31, 2001                        110,000,000
            June 30, 2001                         112,000,000
            September 30, 2001                    112,000,000
            December 31, 2001                     112,000,000

            March 31, 2002                        112,000,000


            E. Consolidated Capital Expenditures. Company and its Subsidiaries shall not permit the sum of (x) the Adjusted Consolidated Capital Expenditure Amount in any Fiscal Year plus (y) the amount of the Investments permitted under subsection 6.3(vii) made in such Fiscal Year plus (z) the amount of the Permitted Acquisitions permitted under subsection 6.7(ii) made in such Fiscal Year to exceed $75,000,000, as such amount may be increased by any Reinvested Asset Sale Proceeds for such Fiscal Year. Notwithstanding the foregoing, if any portion of such $75,000,000 for any Fiscal Year has not been incurred within such Fiscal Year (the unutilized portion of such $75,000,000 being referred to as the "Unutilized Amount"), Company and its Subsidiaries may, in the immediately succeeding Fiscal Year, make additional Consolidated Capital Expenditures in an amount not to exceed the lesser of (i) the Unutilized Amount and (ii) $10,000,000. In determining the Unutilized Amount for any Fiscal Year, such amount shall be determined solely on the basis of the $75,000,000 of permitted expenditures for that Fiscal Year and shall not include any Unutilized Amount from any prior period.

      6.7   Restriction on Fundamental Changes

            Subject to subsection 5.2, each of Company and its Consolidated Subsidiaries will not enter into any transaction of merger or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, exchange, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or any of its business, property or fixed assets, or all or any portion of the stock or beneficial ownership, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

                  (i) any Subsidiary of Company may be merged or consolidated with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; provided that, in the case of such a merger or consolidation, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation; provided further that, in the case of such a merger or consolidation or disposition of a majority of the stock of a Subsidiary or substantially all of the business, property or assets of such a Subsidiary (the "Affected Subsidiary") of Company which is a guarantor of any of the Obligations, (a) the continuing, surviving or transferee corporation shall expressly assume the obligations of the Affected Subsidiary under such guaranty and (b) in the case of a merger or consolidation, the net worth of the continuing or surviving corporation (calculated without giving effect to any increase in the amount of intercompany Indebtedness for which the continuing or surviving corporation is liable as compared to the amount of intercompany Indebtedness for which the Affected Subsidiary was liable immediately prior to such merger or consolidation) shall not be less than the net worth of the Affected Subsidiary immediately prior to such merger or consolidation; and provided still further that, subject to the terms of the applicable Collateral Document, in the case of such a merger or consolidation or disposition of a majority of the stock of a Subsidiary or substantially all of the business, property or assets of such a Subsidiary of Company the stock of which is pledged to secure the Obligations, the stock of the continuing, surviving or transferee corporation shall, at the time of consummation of such merger, consolidation or transfer, be pledged to secure the Obligations;

                  (ii) Company and its Consolidated Subsidiaries may acquire the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any operating division of such Person engaged in businesses substantially similar to those currently conducted by the Company and its Consolidated Subsidiaries (such asset or stock acquisitions being herein collectively referred to as "Permitted Acquisitions"); provided that (x) the aggregate purchase price (including the amount of all assumed Indebtedness) paid with respect to such Permitted Acquisitions in any Fiscal Year plus (y) the Adjusted Consolidated Capital Expenditure Amount in such Fiscal Year plus (z) Investments permitted pursuant to subsection 6.3(vii) in such Fiscal Year shall not exceed $75,000,000, as such amount may be increased by any Reinvested Asset Sale Proceeds for such Fiscal Year; provided that in calculating the purchase price of such Permitted Acquisitions, that to the extent that Company pays all or any portion of the purchase price for a Permitted Acquisition through the issuance of shares of Common Stock, the value of the shares of such Common Stock shall be deducted from the calculation of the purchase price payable by Company or its Consolidated Subsidiaries for such Permitted Acquisition for purposes of determining compliance with the provisions of this subsection 6.7(ii); provided further that no Potential Event of Default or Event of Default shall then exist or shall occur under this Agreement as a result of any Permitted Acquisition; provided further that after giving effect to any such Permitted Acquisition, the Company is in pro forma compliance with the financial covenants referred to in subsection 6.6; and provided further that any such Person so acquired that constitutes a Material Subsidiary shall execute counterparts of the Borg-Warner Subsidiary Guaranty and the Borg-Warner Subsidiary Pledge Agreement as provided in subsection 5.11;

                  (iii) Company may sell, exchange or otherwise dispose of assets to the extent sold or disposed of in connection with the Receivables Facilities or pursuant to Asset Sale transactions; provided that (a) any such Asset Sale is made for the fair market value of such assets and for at least eighty-five percent (85%) cash, and (b) the Net Cash Proceeds of each such Asset Sale are applied in conformity with subsection 2.4; and, provided, further, that Company and its Subsidiaries may not sell, exchange or otherwise dispose of all or a substantial portion of any Division without the prior written consent of Requisite Lenders;

                  (iv) Company and its Subsidiaries may, in the ordinary course of business, sell, lease, assign or transfer for value personal property held for sale or lease in ordinary course of business of Company and its Subsidiaries;

                  (v) Company and its Subsidiaries may make Restricted Junior Payments permitted under subsection 6.5; and

                  (vi) Company may sell, exchange or otherwise dispose of assets relating to its discontinued courier services business unit; provided, (a) that such Asset Sale (1) is made for the fair market value of such assets and for all cash and (2) does not result in any continuing liabilities for the Company and its Subsidiaries other than ordinary and customary indemnification obligations relating to such sales or (b) such Asset Sale is otherwise consented to in writing by Requisite Lenders and, in each case, the Net Cash Proceeds of such Asset Sale is applied in conformity with subsection 2.4A(ii)(a).

      6.8   Sales and Leasebacks

            Company and its Consolidated Subsidiaries shall not, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease, except to the extent that the proceeds of all such sales or transfers does not exceed $15,000,000 in the aggregate or the Net Cash Proceeds of any such transactions are applied in accordance with the provisions of subsection 2.4A(ii)(a).

      6.9   Sale or Discount of Receivables

            Company will not, and will not permit any of its Consolidated Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, notes, accounts receivable, contracts, leases or other receivables, other than pursuant to the Receivables Facilities.

      6.10  Transactions with Shareholders and Affiliates

            Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of Company or with any Affiliate of Company or of any such holder, as the case may be, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries, (ii) customary fees paid to members of the Board of Directors of Company and its Subsidiaries; or (iii) financial advisory arrangements for services rendered by Stonington or ML & Co. or any of its Affiliates to Company or any of its Subsidiaries; provided that such arrangements are no less favorable to Company and its Subsidiaries than those obtainable in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company.

      6.11  Disposal of Subsidiary Stock

            Except as permitted by subsection 6.7 and as contemplated by the Pledge Agreements, Company will not,

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of its Consolidated Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any of its Consolidated Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other securities of (or warrants, rights or options to acquire shares or other securities of) such Subsidiary, except to Company, another Subsidiary of Company or to qualify directors if required by applicable law.

      6.12  Conduct of Business

            Company will not and will not permit any of its Subsidiaries to engage in any business other than (i) the business engaged in by Company and its Subsidiaries (other than Discontinued Operations) on the date hereof as described in Schedule 4.1C and substantially similar or related businesses and
(ii) such other lines of business as may be consented to by Requisite Lenders.

      6.13  Amendments or Waivers Relating to Subordinated Indebtedness

            A. Neither Company nor any of its Subsidiaries will (i) amend, waive or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment, waiver or change thereto, without the consent of Requisite Lenders; provided that notwithstanding the foregoing Company may agree to amend any provisions of the Subordinated Indebtedness (a) to cure any ambiguity, or to correct or supplement any provision therein which may be defective or inconsistent with any other provision of such Subordinated Indebtedness, (b) to comply with the Trust Indenture Act of 1939, or (c) to make modifications of a technical or clarifying nature which are no less favorable to the Lenders than the provisions of the Subordinated Indebtedness in effect on the Closing Date; or (ii) defease, or make any payments the effect of which is to defease (whether pursuant to the defeasance provisions of the Subordinated Indebtedness or otherwise and including without limitation any covenant defeasance), the Subordinated Indebtedness in whole or in part.

            B. Neither Company nor any of its Subsidiaries will amend, modify, waive or supplement or otherwise change any of the terms of the Receivables Facilities from those in effect on the Closing Date, without the prior written consent of Requisite Lenders if such amendment, modification, waiver, supplement or change would be less favorable to, or increase the obligations of, Company or any of its Subsidiaries or would confer additional rights on any other party to such agreement adverse to the Company or any of its Subsidiaries or would be adverse to the Lenders under this Agreement. Company agrees to deliver to Administrative Agent upon execution thereof copies of all program documents (other than any fee or expense letters) for the Receivables Facilities and any amendments, modifications, waivers, supplements or changes thereto (without regard to whether the prior written consent of Requisite Lenders is required thereto).

      6.14  Designation of Senior Indebtedness

            Neither Company nor any of its Subsidiaries will, without obtaining the prior written consent of Requisite Lenders, enter into any agreements or instruments creating or evidencing Indebtedness if such agreements or instruments (other than this Agreement and the Notes) specifically designate such Indebtedness to be "Specified Senior Indebtedness", "Designated Senior Indebtedness" or any similar characterization under any of the Subordinated Indebtedness (or any comparable provision of any refinancing agreement entered into in respect thereof). The Company acknowledges and agrees that its Obligations under this Agreement are "Specified Senior Indebtedness" for purposes of the 9 1/8% Subordinated Note Indenture and, to the extent required under the terms of such indenture, hereby designates its Obligations under this Agreement as "Specified Senior Indebtedness" for purposes of the 9 1/8% Subordinated Note Indenture.

      6.15  Fiscal Year

            Company shall not change its Fiscal Year-end from December 31.


                                  SECTION 7.

                               Events of Default

            If any of the following conditions or events ("Events of Default") shall occur and be continuing:

      7.1   Failure to Make Payments When Due

            Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by declaration of acceleration, by notice of prepayment or otherwise; or failure to pay any interest on any Loan or any other amount due under this Agreement within five days after the date due; or

      7.2   Default in Other Agreements

            (i) Failure of Company or any of its Subsidiaries to pay when due
(a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an individual principal amount of $3,000,000 or more or any items of Indebtedness with an aggregate principal amount of $6,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $3,000,000 or more or any Contingent Obligations with an aggregate principal amount of $6,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $3,000,000 or more or any items of Indebtedness with an aggregate principal amount of $6,000,000 or more or any Contingent Obligation in an individual principal amount of $3,000,000 or more or any Contingent Obligations with an aggregate principal amount of $6,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

      7.3   Breach of Certain Covenants

            Failure of Company to perform or comply with any term or condition contained in clauses (i) and (ii) of the third paragraph of subsection 2.1A, subsections 2.4A, 2.5, 5.2 or 5.6 or Section 6; or

      7.4   Breach of Warranty

            Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

      7.5   Other Defaults Under Agreement or Loan Documents

            Company or any other Loan Party shall default in the performance of or compliance with any term contained in this Agreement or the other Loan Documents other than those referred to above in subsections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after receipt by Company of notice from any Agent or any Lender of such default; or

      7.6   Involuntary Bankruptcy; Appointment of Receiver, etc.

            (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case is commenced against Company or any of its Material Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Company or any of its Material Subsidiaries, and the continuance of any such event in clause (ii) for 60 days unless dismissed, bonded or discharged; or

      7.7   Voluntary Bankruptcy; Appointment of Receiver, etc.

            (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Company or any of its Material Subsidiaries of any assignment for the benefit of creditors; or

            (ii) the inability or failure of Company or any of its Material Subsidiaries, or the admission by Company or any of its Material Subsidiaries in writing of its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the actions referred to in clause (i) or this clause (ii); or

      7.8   Judgments and Attachments

            (i) One or more judgments or decrees shall be entered against Company or any of its Material Subsidiaries involving in the aggregate a liability of $1,000,000 or more (to the extent not covered by insurance) and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or (ii) Company or any of its Material Subsidiaries shall settle or otherwise resolve any litigation or proceeding, and the aggregate liability in connection therewith, whether current or prospective, shall exceed $5,000,000, and in the case of clause (ii) such aggregate liability could reasonably be expected to result in a Material Adverse Effect; or

      7.9   Dissolution

            Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      7.10  Employee Benefit Plans

            There occurs one or more ERISA Events (determined without regard to any materiality standard in that definition) which individually or in the aggregate results in or is reasonably expected to result in liability of a Loan Party or any of its ERISA Affiliates in excess of $10,000,000 (or $5,000,000 if as a result of any such ERISA Event a Lien has been or is reasonably likely to be imposed) during the term of this Agreement; or there exists an excess of aggregated accumulated benefit obligations, as defined in Statement of Financial Accounting Standards No. 87 (the "ABO"), over the aggregate total fair market value for all Pension Plans (excluding for purposes of such computation each Pension Plan with respect to which the fair market value of the assets exceeds the ABO) which exceeds $40,000,000; or

      7.11  Invalidity of Guaranties

            Any of the Loan Guaranties for any reason, other than the satisfaction in full of all Obligations and termination of this Agreement, ceases to be in full force and effect or is declared to be null and void, or Company or any Borg-Warner Guarantor Subsidiary denies that it has any further liability under the Loan Guaranty to which it is party, or gives notice to such effect; or

      7.12  Failure of Security

            Any Pledge Agreement or any other Collateral Document shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party or the Collateral Agent shall not have or shall cease to have a valid and perfected first priority security interest in the Collateral in each case for any reason other than the failure of Collateral Agent or any Lender to take any action within its control; or

      7.13  Change in Control

            (i) A change shall occur in the Board of Directors of Company so that a majority of the Board of Directors of Company ceases to consist of the individuals who constituted the Board of Directors of Company on the Closing Date (or individuals whose election or nomination for election was approved by a vote of at least 75% of the directors then in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved); or

            (ii) Any Person or group (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) other than ML & Co. and its Affiliates and members of Company's management on the Closing Date shall become or be the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company on a fully diluted basis, unless ML & Co. and its Affiliates shall own and continue to so own a majority of such capital stock; or

      7.14  Receivables Facilities

            (i) Any condition or event shall occur under the Trade Receivables Facility that constitutes an Early Amortization Event (as such term is defined in the Trade Receivables Facility as of the Closing Date) or an event or condition which, after notice or lapse of time or both, would constitute an Early Amortization Event if that event or condition were not cured or removed within any applicable grace or cure period (a "Unmatured Early Amortization Event"), or any condition or event shall occur under any Receivables Facility the effect of which is the same as, or similar to, any such Early Amortization Event or Unmatured Early Amortization Event; (ii) any condition or event shall occur, or any breach or default by Company or any of its Subsidiaries shall occur, under any Receivables Facility if the effect of such condition, event, breach or default is to cause, or to permit any purchaser or other investor under any Receivables Facility to cause, upon the giving or receiving of notice, lapse of time, both or otherwise, any commitment to purchase receivables or to advance or invest funds for the purchase of receivables under any such Receivables Facility in whole or in part to be suspended or terminated or any principal repayment or amortization or accumulation period to commence prior to January 1, 1999 in the case of the Trade Receivables Facility or prior to the scheduled commencement date for such repayment, amortization or accumulation as in effect on the initial closing date for such Receivables Facility in the case of the Alarm Services Contract Securitization Facility; (iii) Company or any of its Subsidiaries shall optionally redeem, retire, prepay, purchase for value or make any similar optional payment of the principal of, any Receivables Certificates (as defined in subsection 9.18) issued to finance the purchase of receivables under the Trade Receivables Facility; or (v) any condition or event shall occur which constitutes a Lessee Notice Event (as defined in the Alarm Services Contract Securitization Facility) under clause (iv) of Section 20.1 of the Alarm Services Contract Securitization Facility involving an amount in excess of $3,000,000 or clause
(vii) of Section 20.1 of the Alarm Services Contract Securitization Facility; or any condition or event shall occur which constitutes an Event of Seller Default (as defined in the Security Agreement executed in connection with the Alarm Services Contract Securitization Facility) involving an amount in excess of $3,000,000;

            THEN (i) upon the occurrence of any Event of Default described in the foregoing subsections 7.6 or 7.7(i), each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented or be entitled to present, the drafts and other documents required to draw under the Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company and the obligation of each Lender to make any Loan and the obligation of any Lender to issue any Letter of Credit shall thereupon terminate and (ii) upon the occurrence and during the continuance of any other Event of Default, Requisite Lenders may, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, together with accrued interest thereon, and the obligation of each Lender to make any Loan and the obligation of any Lender to issue any Letter of Credit shall thereupon terminate; provided, that the foregoing shall not affect in any way the obligations of Lenders to make Loans to reimburse drawings under Letters of Credit as provided in subsection 2.9C. So long as any Letter of Credit shall remain outstanding, any amounts described in clause (b) above with respect to Letters of Credit, when received by the Issuing Lender, shall be held by the Issuing Lender, pursuant to such documentation as the Issuing Lender shall request, as cash collateral for the obligation of Company to reimburse the Issuing Lender in the event of any drawing under such Letters of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "Maximum Available Amount"); provided that in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, the Issuing Lender shall apply the difference between the cash collateral held by the Issuing Lender immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction first to the payment of any outstanding Obligations, and second to the payment to whomsoever shall be lawfully entitled to receive such funds.

            Notwithstanding anything contained in the foregoing paragraph, if at any time within 60 days after acceleration of the maturity of any Loan, Company shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes and payments of amounts referred to in clause (b) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul the acceleration and its consequences and any Issuing Lender shall return to Company any amounts held as cash collateral in respect of the amounts described in clause (b) above; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.


                                  SECTION 8.

                                    Agents

      8.1   Appointment

            Bankers is hereby appointed Administrative Agent and Collateral Agent hereunder by each Lender, CIBC is hereby appointed Documentation Agent and NationsBank is hereby appointed Syndication Agent. Each Lender hereby authorizes each Agent to act hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents) as its agent hereunder and thereunder. Each Agent agrees to act as such upon the express conditions contained in this Section 8 and in the Collateral Documents. The provisions of this Section 8 are solely for the benefit of Agents and Lenders, and Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

      8.2   Powers; General Immunity

            A. Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents) as are specifically delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the Collateral Documents and it may perform such duties by or through its agents or employees. The duties of each Agent shall be mechanical and administrative in nature; each Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

            B. No Responsibility for Certain Matters. Each Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement, any other Loan Document or the Notes or Letters of Credit, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by any Agent to Lenders or by or on behalf of Company to any Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or Letters of Credit or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

            C. Exculpatory Provisions. No Agent and none of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under the Collateral Documents) unless caused by its or their gross negligence or willful misconduct. If any Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Requisite Lenders or, to the extent such action requires the consent of all Lenders pursuant to the express terms of this Agreement, from all Lenders. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of Requisite Lenders or all Lenders, as applicable. Each Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of Requisite Lenders or all Lenders, as applicable.

            D. Agents Entitled to Act as Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and each of their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any Affiliate of Company as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

      8.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness

            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Company. No Agent shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or, unless expressly required hereunder, to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or any time or times thereafter and no Agent shall further have any responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

      8.4   Right to Indemnity

            Each Lender, proportionately to its Commitment, severally agrees to indemnify each Agent to the extent such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder in its capacity as Administrative Agent, Collateral Agent, Documentation Agent or Syndication Agent, as applicable, in any way relating to or arising out of this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to such Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      8.5   Registered Persons Treated as Owner

            Administrative Agent may deem and treat the Persons listed as Lenders in the Register as the owner of the corresponding Loan listed therein for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Administrative Agent and recorded in the Register. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan.

      8.6   Successor Agents

            Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and any Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and such Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

      8.7   Loan Guaranties and Collateral Documents

            A. Authorization of Agents. Each Lender hereby authorizes the Collateral Agent to enter into the Loan Guaranties and the Collateral Documents; provided that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Loan Guaranty or Collateral Document without the prior consent of Requisite Lenders or, to the extent required by subsection 9.6A(ii), all of the Lenders. Each Lender agrees that no Lender shall have any right individually to seek or to enforce any Loan Guaranty or to realize upon the security granted by any Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by Collateral Agent for the benefit of Lenders upon the terms of the Loan Guaranties and the Collateral Documents. Each Lender and Agent hereby authorizes Collateral Agent to release Collateral as permitted or required under this Agreement or the Collateral Documents, and agrees that a certificate executed by Collateral Agent evidencing such release of Collateral shall be conclusive evidence of such release as to any third party.

            B. Conflict in Loan Documents. If there is any conflict between this Agreement and any other Loan Document, this Agreement and such other Loan Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, this Agreement shall prevail and control.


                                  SECTION 9.

                                 Miscellaneous

      9.1   Assignments and Participations in Loans and Letters of Credit.

            A. General. Subject to subsection 9.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible
Assignee, or (ii) sell participations to any Person in, all or any part of its Commitment or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other
Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement substantially in the form of Exhibit XII annexed hereto effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii); and provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 9.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

            B.    Assignments.

                  (i) Amounts and Terms of Assignments. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may
      (a) be assigned by any Lender in an amount not less than $5,000,000 or the entire remaining amount of its Loans and Commitments and Letters of Credit if less than $5,000,000, provided that assignments by any Lender to an Affiliate of such Lender or to any other Lender shall not be subject to the limitations of this clause (a) so long as such assignments to Affiliates are made in accordance with clause (b) below, or (b) be assigned to any other Eligible Assignee with the giving of notice to Company and Administrative Agent and with the prior consent of Company and, in the case of assignments by Lenders other than the Administrative Agent, consent of Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.8B. Upon such execution, delivery, and acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall not relinquish its rights which survive the termination of this Agreement under subsection 9.9B; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note to Administrative Agent for cancellation, and thereupon Company shall issue and deliver to Administrative Agent new Notes, substantially in the form of Exhibit III annexed hereto with appropriate insertions, to be delivered to the assignee and, if applicable, to the assigning Lender, which new Notes will reflect the new Commitments of the assignee and, if applicable, the assigning Lender.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.8B, Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 9.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

            C. Participations. The amount and number of participations shall not be limited. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of or interest on any Loan allocated to such participation or (ii) the reduction of any fees related thereto allocated to such participation, or (iii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation or any fees related thereto, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6B, 2.6E, 2.6H, 2.7, 2.8 and 2.9G) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 2.6, 2.7, 9.4 and 9.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

            D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

            E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants); provided, that each Lender shall obtain the agreement of such prospective assignees and participants to maintain confidentiality of such confidential information in accordance with subsection 5.5B.

            F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and
(iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

      9.2   Expenses

            Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for Company (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder), and of Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent, in connection with the negotiation, preparation, execution and administration of the Loan Documents, the Loans and Letters of Credit hereunder, and any amendments and waivers hereto or thereto; (iii) all the actual costs and expenses of creating and perfecting Liens in favor of Lenders pursuant to any Loan Document, including filing and recording fees and expenses, title insurance, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and reasonable fees and expenses of legal counsel to Administrative Agent; (iv) all other actual and reasonable costs and expenses incurred by Agents in connection with the syndication of the Loans and Letters of Credit and the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby; and (v) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees, including allocated costs of internal counsel, and costs of settlement) incurred by Lenders in enforcing any Obligations of or in collecting any payments due from Company or any Guarantor hereunder or under the Letters of Credit or the Notes or any of the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

      9.3   Indemnity

            In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold harmless Lenders and any holder of any of the Notes, and the officers, directors, employees, agents, and affiliates of Lenders and such holders (collectively called the "Indemnitees") from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, the statements contained in the commitment letters delivered by any Lender, any activity related to the Refinancings, Lenders' agreement to make the Loans and to issue Letters of Credit hereunder and Lenders' agreements to purchase participations therein as provided herein, or the use or intended use of the Letters of Credit or the proceeds of any of the Loans hereunder (the "indemnified liabilities"); provided that Company shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

      9.4   Set Off

            In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default, each Lender and each subsequent holder of any Note is hereby authorized by Company at any time or from time to time, without notice to Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of Company, against and on account of the obligations and liabilities of Company to that Lender or that subsequent holder under this Agreement and such Note or with respect to the Letters of Credit, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement or with respect to the Letters of Credit, the Notes or any other Loan Document, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans, Notes or any Obligations with respect to the Letters of Credit, and other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      9.5   Ratable Sharing

            Each Lender and each subsequent holder by acceptance of a Note agree among themselves that if any of them shall, through the exercise of any right of counterclaim, set-off, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest then due with respect to the Notes held by that Lender or holder, the amount then due to that Lender or holder with respect to any Letter of Credit or any participation therein or amounts due to that Lender or holder in respect of facility fees or commitment fees hereunder (collectively, the "Aggregate Amounts Due" to such Lender or holder), which is greater than the proportion received by any other Lender or holder of the Notes in respect to the Aggregate Amounts Due to such other Lender or holder, then the Lender or holder of the Notes receiving such proportionately greater payment shall
(y) notify each other Lender and Administrative Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Lenders and holders so that all such recoveries of Aggregate Amounts Due shall be shared by the Lenders and holders of the Notes in proportion to the Aggregate Amounts Due them; provided that if all or part of such proportionately greater payment received by such purchasing Lender or holder is thereafter recovered from such Lender or holder, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Lender or holder to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased and any other subsequent holder of a participation in any Note or Letter of Credit otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder as fully as if that holder were a holder of such a Note or Letter of Credit in the amount of the participation held by that holder.

      9.6   Amendments and Waivers

            A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause
(i)): (i) extend the scheduled final maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate of interest (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or fees thereon, or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral or all or substantially all of the Borg-Warner Guarantor Subsidiaries from the Borg-Warner Subsidiary Guaranty except as expressly provided in the Loan Documents, (iii) amend, modify, terminate or waive any provision of this subsection 9.6, (iv) reduce the percentage specified in the definition of Requisite Lenders (it being understood that, with the consent of the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Requisite Lenders on substantially the same basis as the extensions of Commitments are included on the Closing Date) or (v) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement; provided further that no such amendment, modification, termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants, Potential Events of Default or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender); (2) no amendment, modification, termination or waiver relating to the obligations of Lenders relating to the purchase of participations in Letters of Credit shall be effective without the written concurrence of each Issuing Lender having a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued by Administrative Agent and of Administrative Agent; or (3) without the consent of Agents, amend, modify, terminate or waive any provision of Section 8 as the same applies to Agents or of any other provision of this Agreement as the same applies to the rights or obligations of Agents.

            B. If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Notes as contemplated by clauses (i) through (v) of the first proviso of subsection 9.6A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either (i) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.10 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans in accordance with subsections 2.4A(i)(b) and 2.4G(ii); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate such non-consenting
Lender's Commitment and repay in full its outstanding Loans pursuant to clause
(ii) of this subsection 9.6B if, immediately after the termination of such Lender's Commitment in accordance with subsection 2.4G(ii), the aggregate principal amount of outstanding Loans of all Lenders plus the Letter of Credit Usage would exceed the Commitments of all Lenders; provided still further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection 9.6A.

            C. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

      9.7   Independence of Covenants

            All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

      9.8   Notices

            Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by United States mail or courier service and shall be deemed to have been given when delivered in person, receipt of telecopy or telex or four Business Days after depositing it in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to any Agent shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 9.8) shall be as set forth under each party's name on the signature pages hereof.

      9.9   Survival of Warranties and Certain Agreements

            A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6B, 2.6C, 2.6E, 2.6H, 2.7, 2.8, 2.9E, 2.9G, 2.9H, 4.13, 5.5B, 9.2, 9.3 and 9.4 and
the agreements of Lenders set forth in subsections 8.2C, 8.4, 9.4 and 9.5 shall survive the payment of the Loans and the Notes, the expiration of the Letters of Credit, the termination of a non-consenting Lender's Commitment pursuant to subsection 9.6B, and the termination of this Agreement.

      9.10  Failure or Indulgence Not Waiver; Remedies Cumulative

            No failure or delay on the part of any Lender or any holder of any
Note in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Notes or the Letters of Credit are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      9.11  Severability

            In case any provision in or obligation under this Agreement, the Notes or the Letters of Credit shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      9.12  Obligations Several; Independent Nature of Lenders' Rights

            The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

      9.13  Headings

            Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      9.14  APPLICABLE LAW

            THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

      9.15  Successors and Assigns; Subsequent Holders of Notes

            This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Notes, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Company's rights or any interest therein hereunder may not be assigned without the written consent of all Lenders. Lenders' rights of assignment are subject to subsection 9.1.

      9.16  CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY
            TRIAL

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE
NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND ANY OBJECTION TO THE VENUE OF ANY SUCH PROCEEDING,
AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH NOTE OR SUCH OBLIGATION. ALL PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OBLIGATION. COMPANY DESIGNATES AND APPOINTS MLCP, ATTENTION: PRESIDENT, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY COMPANY IRREVOCABLY
AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO COMPANY AT ITS ADDRESS PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY COMPANY REFUSES TO ACCEPT SERVICE, COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED
BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

            COMPANY, EACH AGENT AND EACH LENDER HEREBY MUTUALLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/
BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Company, each Agent and each Lender each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Company, each Agent and each Lender further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS OR THE LETTERS OF CREDIT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      9.17  Counterparts; Effectiveness

            This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts, together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic notification of such execution and authorization of delivery thereof has been received by Company and Administrative Agent.

      9.18  Certain Agreements

            Lenders agree, for the benefit of the holders from time to time of trade receivables backed certificates issued in connection with the Trade Receivables Facility (the "Receivables Certificates"), not to:

            (a) challenge the transfers of receivables and related assets from the sellers under such Trade Receivables Facilities (the "Sellers") to BPS Financial Services, Inc. (the "Transferor"), whether on the grounds that such sales were disguised financings or fraudulent conveyances or otherwise, so long as such transfers are carried out in all material respects in accordance with the Trade Receivables Facility;

            (b) assert that the Transferor and any Seller should be substantively consolidated; or

            (c) institute or join any other Person in instituting any bankruptcy or other insolvency proceeding against the Transferor so long as any of the Receivables Certificates shall be outstanding or there shall not have lapsed one year plus one day since the last day on which any of the Receivables Certificates shall have been outstanding.






                 [Remainder of page intentionally left blank]


            Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                              BORG-WARNER SECURITY CORPORATION


                              By:  /s/ Brian S. Cooper
                                   -------------------
                           Title:  Treasurer

                              Notice Address:

                                    Borg-Warner Security Corporation
                                    200 South Michigan Avenue
                                    Chicago, Illinois 60604
                                    Attention:  Chief Financial Officer







                              LENDERS:

                              BANKERS TRUST COMPANY,
                              individually and as Administrative Agent


                              By:  /s/ Mary Jo Jolly
                                   -----------------
                              Title: Senior Vice President

                              Notice Address:

                                    Bankers Trust Company
                                    One Bankers Trust Plaza
                                    130 Liberty Street
                                    New York, New York  10006
                                    Attention:  Ariana Boer

                              with a copy to

                                    Bankers Trust Company
                                    300 South Grand Avenue
                                    41st Floor
                                    Los Angeles, CA  90071
                                    Attention:  Keith Bernstein



                              CIBC INC.,
                              individually and as Documentation Agent


                              By:  /s/ John Kunkle
                                   -----------------------
                              Title:  Authorized Signatory

                              Notice Address:

                                    CIBC Inc.
                                    425 Lexington Avenue
                                    New York, New York 10017
                                    Attention:  Bill Koslo

                              With a copy to:

                                    CIBC Inc.
                                    200 West Madison Street
                                    Suite 2300
                                    Chicago, Illinois  60606
                                    Attention:  John Kunkle



                              NATIONSBANK, N.A., individually and as
                              Syndication Agent


                              By:  /s/ Mary Carol Daly
                                   -------------------
                              Title: Vice President

                              Notice Address:

                                    NationsBank, N.A.
                                    NC 1-001-15-04
                                    101 N. Tryon Street
                                    Charlotte, North Carolina  28255
                                    Attention:  Jennifer Sawdey



                              ABN AMRO BANK, N.V., CHICAGO BRANCH


                              By:  /s/ Nancy L. Capecci
                                   --------------------
                              Title:  Assistant Vice President

                              By:  /s/ Ronald R. Richter
                                   ---------------------
                              Title:  Group Vice President

                              Notice Address:

                                    ABN AMRO Bank, N.V., Chicago Branch
                                    135 S. LaSalle Street, Suite 625
                                    Chicago, Illinois 60674
                                    Attention:  Nancy Capecci

                              ARAB BANKING CORPORATION


                              By:  /s/ Sheldon Tilney
                                   ------------------
                              Title:  Deputy General Manager

                              Notice Address:

                                    Arab Banking Corporation
                                    277 Park Avenue - 32nd Floor
                                    New York, New York 10172
                                    Attention:  Grant McDonald

                              BANK OF HAWAII


                              By:   /s/ Donna R. Parker
                                    -------------------
                              Title: Vice President

                              Notice Address:

                                    Bank of Hawaii
                                    1850 North Central Avenue, Suite 400
                                    Phoenix, Arizona 85004
                                    Attention:  Donna Parker

                              THE BANK OF NEW YORK


                              By:    /s/ John M. Lokay, Jr.
                                     ----------------------
                              Title: Vice President

                              Notice Address:

                                    The Bank of New York
                                    One Wall Street, 19th Floor
                                    New York, New York 10286
                                    Attention:  John Lokay

                              BANQUE PARIBAS


                              By:   /s/ Nicholas C. Mast
                                    --------------------
                              Title: Vice President
                                     Branch Manager


                              By:   /s/ Joli A. Bruns
                                    --------------------
                              Title: Asst. Vice President


                              Notice Address:

                                    Banque Paribas
                                    277 West Monroe Street
                                    Suite 3300
                                    Chicago, Illinois 60606
                                    Attention:  Joli Bruns

                              CAISSE NATIONALE DE CREDIT AGRICOLE


                              By:    /s/ Dean Balice
                                     ---------------
                              Title: Senior Vice President
                                     Branch Manager

                              Notice Address:

                                    Caisse Nationale de Credit Agricole
                                    55 East Monroe Street, Suite 4700
                                    Chicago, Illinois 60603
                                    Attention:  Lynn Rosinsky

                              CITY NATIONAL BANK


                              By:   /s/ Sami Ambar
                                    --------------
                              Title: Vice President

                              Notice Address:

                                    City National Bank
                                    400 North Roxbury Drive
                                    Beverly Hills, California 90210
                                    Attention:  Sami Ambar

                              THE FUJI BANK, LIMITED
                              CHICAGO BRANCH


                              By:   /s/ Peter L. Chinnice
                                    ---------------------
                              Title: Joint General Manager

                              Notice Address:

                                    The Fuji Bank, Limited
                                    Chicago Branch
                                    225 West Wacker Drive, Suite 2000
                                    Chicago, Illinois 60606
                                    Attention:  James Fayen

                              THE LONG-TERM CREDIT BANK OF JAPAN,
                              LTD., CHICAGO BRANCH


                              By:   /s/ Brady S. Sadek
                                    ------------------
                              Title:  Vice President & Deputy
                                      General Manager

                              Notice Address:

                                    The Long-Term Credit Bank of Japan, Ltd.,
                                     Chicago Branch
                                    190 South LaSalle Street, Suite 800
                                    Chicago, Illinois 60603
                                    Attention:  Brady S. Sadek

                              MERCANTILE BANK NATIONAL ASSOCIATION


                              By:   /s/ David Higbee
                                    ----------------
                              Title: Vice President

                              Notice Address:

                                    Mercantile Bank National Association
                                    1 Mercantile Center, 12th Floor
                                    St. Louis, Missouri 63101
                                    Attention:  David Higbee

                              MERITA BANK


                              By:     /s/ Paul S. Brooks
                                      ------------------
                              Title:  Vice President


                              By:     /s/ Frank Maffei
                                      ------------------
                              Title:  Vice President


                              Notice Address:

                                    Merita Bank
                                    437 Madison Avenue - 22nd Floor
                                    New York, New York 10022
                                    Attention:  Chip Carstensen


                              THE NIPPON CREDIT BANK, LTD.


                              By:     /s/ Barry S. Fein
                                      -----------------
                              Title:  Asst. Vice President

                              Notice Address:

                                    The Nippon Credit Bank, Ltd.
                                    245 Park Avenue - 30th Floor
                                    New York, New York 10167
                                    Attention:  Mun Kim


                              TORONTO DOMINION (TEXAS), INC.


                              By:    /s/ Lisa Allison
                                    ------------------
                              Title:  Vice President

                              Notice Address:

                                    Toronto Dominion
                                    31 West 52nd Street
                                    New York, New York 10019
                                    Attention:  Cecile Martin

                              With a copy to:

                                    Toronto Dominion
                                    Houston Agency
                                    909 Fannin Street
                                    Houston, Texas  77010
                                    Attention:  Dave Parker